As filed with the Securities and Exchange Commission on December 22, 2000.
                                        Registration Statement No. _____________
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM SB-2
                          Registration Statement Under
                           the Securities Act of 1933

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

           Delaware                        3841                  93-0945003
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

            585 West 500 South, Bountiful, Utah 84010, (801) 298-3360
          (Address and telephone number of principal executive offices and principal place of business)

                                Eric L. Robinson
                              BLACKBURN & STOLL, LC
                         77 West Second South, Suite 400
                     Salt Lake City, UT 84101 (801) 521-7900
            (Name, address and telephone number of agent for service)

       Approximate date of proposed sale to the public: As soon as practicable from time to time after this Registration Statement becomes effective.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
========================== ======================= ======================= ======================= =======================
 Title of Each Class of                               Proposed Maximum        Proposed Maximum           Amount of
    Securities to be               Amount              Offering Price            Aggregate              Registration
       Registered             to be Registered          Per Unit(1)          Offering Price(1)              Fee
-------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock (2)                 4,382,120             $1.125 (3)                $4,929,885               $1,301.49
========================== ======================= ======================= ======================= =======================

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(footnotes continued from previous page)

(1) Estimated solely for the purpose of determining the registration fee. The registrant will receive no proceeds from the sale of these shares.

(2) Shares of common stock issuable by the registrant from time to time upon exercise of outstanding warrants.

(3) Represents the average of the bid and asked prices of the common stock on the OTC Bulletin Board on December 19, 2000. Fees were calculated under Rule 457(c) under the Securities Act of 1933.

                                   PROSPECTUS

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                                4,382,120 Shares

                                  Common Stock

         This prospectus relates to 4,382,120 shares of common stock of Specialized Health Products International, Inc. that may be sold from time to time by the selling security holders. We are not selling any shares in the offering. We will not receive any proceeds from sales by the selling security holders.

         Our common stock is quoted in the over-the-counter market in what is commonly referred to as the OTC Bulletin Board under the trading symbol SHPI. On December 19, 2000, the last reported sale price for the common stock on the OTC Bulletin Board was $1.15 per share.

         Our executive offices and telephone number are:

                  585 West 500 South
                  Bountiful, Utah 84010
                  (801) 298-3360

         Investing in shares of our stock involves significant risks. Our "Risk Factors" begin on page 2.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------







                The date of this Prospectus is December 22, 2000.

                                  Risk Factors

         You should consider carefully the following risk factors and other information in this prospectus before investing in our common stock.

         We have a history of losses and may never become profitable.

         We are a development stage company and have incurred total losses of approximately $18,253,889 from November 1993, date of inception, through September 30, 2000. With the exception of the second quarter of 1999, all quarters have had operating losses. We may not be profitable in the future.

         We do not have sufficient funding to pay current creditors.

         We have current liabilities, that exceed our current assets. We will need to raise funds to pay our current liabilities. We have no contractual arrangements to provide necessary funding and there is no assurance that we will obtain funding or that if funding is obtained that it will be on favorable terms. If we do not obtain funding, as needed, it would be unlikely that we could continue our business due to lack of funding.

         We do not have sufficient funding to execute our business plan.

         We estimate that we will need to raise at lease $4,000,000 in additional funding to fully execute our business plan. This funding is needed to bring safety medical needle technologies and other products to commercial viability. We may be unsuccessful in obtaining additional funding or funding may only be available on terms that our disadvantageous to us. If we are unsuccessful in raising additional funds it may result in the discontinuance of our business due to lack of funding.

         Our success is dependent on sales generated by our distribution and licensing partners.

         We have entered into distribution and licensing arrangements with Kendall Healthcare Products Company, a division of Tyco Healthcare Group LP ("Kendall"), Johnson & Johnson Medical, Inc. ("JJM") and Becton Dickinson and Company Infusion Therapy Division ("BDIT"). You should consider the following in assessing the value of these agreements and our financial prospects:

         o We are reliant on our business partners for substantially all of our product sales;
         o Our product revenues will depend, in part, on the marketing ability, marketing plans and credit-worthiness of our business partners;
         o We are depended on our business partners with respect to release dates for the products under contract;
         o Our products will be marketed under our business partners' labels and goodwill associated with use of the products may inure to the benefit of our business partners rather than to us;
         o Our distribution and licensing arrangements provide us with only limited protection from changes in manufacturing costs and raw materials costs;
         o We may be limited in our ability to negotiate with new business partners upon any renewals of agreements;
         o Because our distribution and licensing arrangements are generally expected to provide our business partners with exclusivity with respect to the products to be marketed by those partners, our success will be highly dependent on the results obtained by our partners and the diligence with which our partners seek to develop, market and sell our products; and
         o Our distribution and licensing arrangements do not provide for substantial minimum product royalties in the event our partners do not seek to develop, market or sell our products.

         If our distribution and licensing partners are not successful in their efforts to develop, market and sell our products it may result in the discontinuance of our business due to lack of revenues.

         There are negative pricing pressures on safety products.

         Prices for our safety products may be higher than for competing conventional products that are not designed to provide the safety protection afforded by our products. Our prices, however, are expected to be competitive with those of competing safety products. Continuing pressure from third-party payers to reduce costs in the healthcare industry as well as increasing competition from safety products made by other companies, could adversely affect our selling prices. Reductions in selling prices could adversely affect our operating margins if we cannot achieve corresponding reductions in manufacturing costs.

         Our business could be adversely affected by changes in safety medical product technology.

         Our products are in various stages of pre-production, development and research. There is no assurance that development of superior products by competitors or changes in technology will not eliminate the need for our products. The introduction of competing products using different technology could adversely affect our attempts to develop and market our products.

         Our products may not be accepted by the market.

         The use of safety medical products, including our products, is relatively new. Our products may not be accepted by the market and their acceptance will depend in large part on our ability to demonstrate the operational advantages, safety, efficacy, and cost-effectiveness of our products in comparison with competing products and our ability to distribute our products through major medical products companies. Our products may not achieve market acceptance and major medical products companies may not sell our products.

         Our long-term success is dependent on the success of our research and development efforts.

         Our safety medical needle technologies and products are still in various stages of pre-production, development and research. We are also exploring additional applications for all of our products. The continued development of our products and development of additional applications and new products is important to our long-term success. There can be no assurance that our technologies or products will be developed or, if developed, that they will be successful.

         Our success is dependent on our patents and proprietary rights.

         Our future success depends in part on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents and other intellectual property arrangements. The protection provided by our patents and patent applications, if issued, may not be broad enough to prevent competitors from introducing similar products or our patents, if challenged, may not be upheld by the courts of any jurisdiction. Patent infringement litigation, either to enforce our patents or to defend us from infringement suits, would be expensive and, if it occurs, could divert our resources from other planned uses. Any adverse outcome in such litigation could have a material adverse effect on our ability to market, sell or license the related products. Patent applications filed in foreign countries and patents in such countries are subject to laws and procedures that differ from those in the United States. Patent protection in such countries may be different from patent protection under U.S. laws and may not be as favorable to us. Some of our international patent prosecution efforts are funded by third parties. The failure of the funding parties to pay for the international patent prosecution costs would materially effect our ability to prosecute these patents. We also attempt to protect our proprietary information through the use of confidentiality agreements and by limiting access to our facilities. There can be no assurance that our program of patents, confidentiality agreements and restricted access to our facilities will be sufficient to protect our proprietary technology.

         We may not have adequate experience to manage anticipated growth.

         We may not be equipped to successfully manage any future periods of rapid growth or expansion, which could be expected to place a significant strain on our managerial, operating, financial and other resources. Our future performance will depend, in part, on our ability to manage growth effectively, which will require us to (i) improve existing and implement new financial controls and systems, management information systems, operating, administrative, financial and accounting systems and controls, (ii) maintain close coordination among engineering, accounting, finance, marketing, sales and operations, and
(iii) retain and train additional management, technical and marketing personnel. There is intense competition for management, technical and marketing personnel in our business. The loss of the services of any of our key employees or our failure to attract and retain additional key employees could have a material adverse effect on our ability to continue as a going concern.

         Because we are significantly smaller than the majority of our competitors, we may lack the resources needed to capture market share.

         We are engaged in a highly competitive business and will compete directly with companies that have longer operating histories, more experience, substantially greater financial resources, greater size, more substantial research and development and marketing organizations, and established distribution channels that are better situated in the market than us. Our competitors and potential competitors include Baxter International, Inc., B. Braun, Becton Dickinson and Company, Bio-Plexus, Inc., Boehringer Mannheim, Inc., Johnson & Johnson, Kendall Healthcare Products Company, Maxon, Inc., Med-Design Corporation, Medi-Hut, Medisys PLC, Miles, Inc., NMT Group PLC, Retractable Technologies, Inc., Surgicutt, Inc., Terumo Medical Corporation and Univec, Inc. Our competitors may use their economic strength to influence the market to continue to buy their existing products. Our competitors may also be potential strategic partners with respect to various products as are, for example, Kendall and JJM. We do not have an established customer base and are likely to encounter a high degree of competition in developing a customer base. One or more of these competitors could use their resources to improve their current products or develop new products that may compete more effectively with our products. New competitors may emerge and may develop products that compete with our products. No assurance can be given that we will be successful in competing in this industry.

         Potential product liability relating to failure of our safety products.

         The sale of safety medical devices entails an inherent risk of liability in the event of product failure or claim of harm caused by product operation. There can be no assurance that we will not be subject to such claims, that any claim will be successfully defended or, if we are found liable, that the claim will not exceed the limits of our insurance. Our current insurance coverage is in the amount of $1 million per occurrence and $2 million in aggregate. We also have an umbrella policy in the amount of $5 million. In some cases we have indemnification arrangements in place with strategic partners who may be selling our products under our partner's label. There is no assurance that we will maintain product liability insurance in the future, that such insurance will be available or that we will not be subject to product liability claims in excess of our insurance coverage.

         Uncertainties in the healthcare industry create uncertainties regarding medical safety products.

         The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare facilities. During the past several years, the healthcare industry has been subject to increased government regulation of reimbursement rates and capital expenditures. Among other things, third-party payers are increasingly attempting to contain healthcare costs by limiting both coverage and reimbursement levels for healthcare products and procedures. Because prices of our products may exceed the price of conventional products, the cost control policies of third-party payers, including government agencies, may adversely affect use of our products. We believe that the costs associated with accidental needlesticks, however, exceed the procurement costs of our safety products.

         Our success if dependent on our key personnel.

         Our success depends upon the skills, experience and efforts of its management and other key personnel. Should the services of one or more members of our present management or other key personnel become unavailable to us for any reason, our business could be adversely affected. We do not have employment agreements in place with all key personnel. There is no assurance that we will be able to retain existing employees or attract new employees of the caliber needed to achieve our objectives.

         Our common stock price may continue to be volatile.

         Market prices of securities of medical technology companies are highly volatile from time to time. The trading price of our common stock may be significantly affected by factors such as the announcement of new product or technical innovations by us or our competitors, proposed changes in the regulatory environment, or by other factors that may or may not relate directly to us. Sales of substantial amounts of common stock (including stock which may be issued upon exercise of warrants or stock options), or the perception that such sales may occur, could adversely affect the trading price of our common stock.

         We do not anticipate paying dividends in the foreseeable future.

         We have never paid dividends on our common stock. The payment of dividends, if any, on the common stock in the future is at the discretion of the board of directors and will depend upon our earnings, if any, capital requirements, financial condition and other relevant factors. The board of directors does not intend to declare any dividends on our common stock in the foreseeable future.

         Limitations on director liability.

         Our Certificate of Incorporation provides, as permitted by Delaware law, that our directors are not personally liable to the company or its stockholders for monetary damages for any action or failure to take any action, with specified exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the company against a director. In addition, we have agreed and our Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law and we have entered into contracts with our directors and officers providing for such indemnification.

         Anti-takeover provisions of certificate of incorporation and bylaws may discourage non-negotiated takeover of our company.

         Our Certificate of Incorporation provides for the division of the board of directors into three classes substantially equal in number. At each annual meeting of stockholders one class of directors is to be elected for a three-year term. Amendments to this provision must be approved by a two-thirds vote of all the outstanding stock entitled to vote; the number of directors may be changed by a majority of the entire board of directors or by a two-thirds vote of the outstanding stock entitled to vote. Meetings of stockholders may be called only by the board of directors, our chief executive officer or our president, and stockholder action may not be taken by written consent. These provisions could have the effect of (i) discouraging attempts at non-negotiated takeovers which may provide for stockholders to receive a premium price for their stock or (ii) delaying or preventing a change of control which some stockholders may believe is in their interest.

         Possible negative affect relating to possible issuance of preferred stock.

         We have an authorized class of preferred stock, shares of which may be issued with the approval of our board of directors on such terms and with such rights, preferences and designations as we may determine. Issuance of additional series of preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control. In addition, certain "anti-takeover" provisions of the Delaware General Corporation Law, among other things, may restrict the ability of stockholders to effect a merger or business combination or obtain control and may be considered disadvantageous by some stockholders. We presently do not intend to issue any shares of preferred stock. Preferred stock may, however, be issued at some future date which stock might have substantially more than one vote per share or other provisions designed to deter a change in control. The issuance of such stock to a limited group of stockholders may vest in such persons absolute voting control, including, among other things, the ability to elect all of the directors, control certain matters submitted to a vote of stockholders and prevent any change in management despite their performance. Also, preferred stock may have the right to vote upon certain matters as a separate class.

         No assurance of a liquid public market for our common stock.

         There can be no assurance as to the depth or liquidity of any market for our common stock or the prices at which holders may be able to sell their shares. As a result, an investment in our common stock may not be totally liquid, and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

         Applicability of low priced stock risk disclosure requirements may adversely affect the prices at which our common stock trades.

         Our common stock may be considered a low priced security under rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent of the customer, and provide monthly account statements to the customer. With these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction cost of sales and purchases of such stock compared to other securities.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements under "Business," "Management Discussion and Analysis or Plan of Operation" and elsewhere in this prospectus regarding our strategy, future operations, financial position, projected costs, projected revenues, prospects, plans and objectives of management, are forward-looking statements. When used in this prospectus, in other filings by us with the SEC, in our press releases or other public or stockholder communications, or in oral statements made with the approval of our executive officers, the words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements", although not all forward-looking statements contain such identifying words.

         We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve various risks and uncertainties. We disclose important factors that could cause our actual results to differ materially from our expectations under the caption "Risk Factors" and "Management Discussion and Analysis or Plan of Operations" of Financial Condition and Results of Operations", including but not limited to our history of losses, working capital deficit, need for additional funds to execute our business plan, dependence on our marketing and licensing partners, and the risk of product demand, market acceptance, negative pricing pressures on safety medical products, economic conditions, competitive products and pricing, difficulties in product development, commercialization and technology, changes in the regulation of safety health care products, protection of our intellectual property rights and other risks. Furthermore, manufacturing delays may result from mold redesigns or delays may result from the failure to timely obtain FDA approval to sell future products. In addition, sales and other revenues may not commence as anticipated due to delays from our distribution and licensing partners or otherwise. If and when product sales commence, sales may not reach the levels anticipated. As a result, our actual results for future periods could differ materially from those anticipated or projected.

         Unless otherwise required by applicable law, we do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

                                 USE OF PROCEEDS

         The net proceeds from the sale of common stock will be received by the selling security holders. We will not receive any of the proceeds from any sale of the shares by the selling security holders. The selling security holders may acquire shares upon exercise of warrants. Any proceeds we received from the exercise of warrants will be used as working capital.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

         Our common stock is traded in the over-the-counter market in what is commonly referred to as the "Electronic" or "OTC Bulletin Board" or the "OTCBB" under the trading symbol "SHPI." The following table sets forth the high and low bid information of the common stock for the periods indicated. The price information contained in the table was obtained from IDD Information Services, Inc. Note that such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and the quotations may not necessarily represent actual transactions in the common stock.

                  Quarter Ended                              High        Low
                  -------------                              ----        ---
                  1998
                  ----
                  March 31..............................     $3.50      $1.63
                  June 30...............................     $2.38      $1.44
                  September 30..........................     $2.25      $1.19
                  December 31...........................     $1.56      $0.94

                  June 30...............................     $1.13      $0.75
                  September 30..........................     $0.84      $0.41
                  December 31...........................     $1.16      $0.41

                  June 30...............................     $1.31       $.75
                  September 30..........................     $1.81       $.88

         To date, we have not paid dividends on our common stock. The payment of dividends, if any, in the future is within the discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition and other factors the board views are relevant. The board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our operations.

         As of December 19, 2000, there were 277 holders of record of our common stock. The number of holders of record was calculated by reference to our stock transfer agent's books.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read in conjunction with our consolidated financial statements and notes thereto. Except as otherwise stated or implied by the context, all references to "us," "our," "we" or similar phrases will be deemed to refer to Specialized Health Products International, Inc. and its subsidiaries on a consolidated basis.

Overview

         Our principal business is the design, development, testing and evaluation, and marketing of our safety needle technologies and other safety medical products, and the design and development of various molds and production processes. These technologies allow a contaminated needle to be protected without exposure of the healthcare worker to the contaminated needle.

         In accordance with U.S. generally accepted accounting principles, we have expensed all past research and development costs and have incurred cumulative losses from operations since inception. With the exception of a patent with a net book value of $5,480, our balance sheet does not reflect any value attributable to our intellectual property. To date, development expenditures have resulted in the ownership of in excess of 80 patents and patent applications world-wide and the creation of 16 different and unique safety-needle technologies which have application in almost all medical needles used today. We have already licensed 18 safety needle products to three leading global medical device companies; Johnson & Johnson Medical, Inc. ("JJM"), The Kendall Company, a division of Tyco Healthcare Group LP ("Kendall") and Becton Dickinson and Company Infusion Therapy Division ("BDIT"). These license agreements have generated in excess of $3,890,000 by way of pre-production payments to us and are expected to generate further revenues from the sale of patents, development fees, advanced royalties and royalties based on product sales.

         We plan to focus our activities on the further development and licensing of additional products based upon our intellectual property portfolio and unique safety needle technologies. Such products are expected to include syringes, prefilled syringes, IV catheters, catheter introducers, Huber needles, plasma apheresis sets, dialysis sets, blood donor sets, winged steel infusion, Seldinger needles, epidural and spinal needles, lancets, as well as additional safety needle devices. Prototypes of the phlebotomy devices, catheter inserters, lancets, Huber needles, Seldinger needles, winged steel needles, syringes and prefilled syringes have been completed. We plan to continue discussions and negotiations with third parties to generate revenues through the licensing of products, joint venturing, and partnering with original equipment manufacturers.

Three and Nine Months Ended September 30, 2000 and 1999

         During the three and nine months ended September 30, 2000, we had total revenues of $119,205 and $466,386, respectively. These revenues were comprised primarily of $344 and $96,458 in development fees from JJM under the Development and License Agreement with JJM (the "JJM Agreement") for the respective periods and $44,532 and $280,110 in development fees and technology and license revenue for the respective periods under the Kendall Agreement. See "--License Agreements." Costs incurred to generate these revenues for the respective periods totaled $26,771 and $224,321. This is compared to total revenues of $170,282 and $4,699,591 for the comparable periods from the prior year. These prior year revenues were comprised primarily of $170,282 and $949,591 in development fees under the JJM Agreement during the respective periods and $0 and $3,750,000 in license fees from the license agreement with BDIT (the "BDIT License Agreement") during the respective periods. See "--License Agreements." Costs incurred to generate these revenues for the respective periods totaled $140,451 and $3,929,136. We will look to product sales and other development and strategic arrangements for future revenues.

         Research and development ("R&D") expenses were $326,472 and $706,338 for the three and nine months ended September 30, 2000, respectively, compared with $173,604 and $562,429 for the comparable periods of the prior year. The increase in the three and nine month periods resulted mainly from our increasing R&D expenditures due, in part, to a reduction in our R&D funding by JJM. Our R&D efforts during these periods focused on continuing development of existing and new products utilizing our medical safety needle technologies.

         Selling, general and administrative ("SG&A") expenses were $695,837 and $1,755,566 for the three and nine months ended September 30, 2000, compared with $635,691 and $2,137,167 for the comparable periods of the prior year. The increase for the three month period ended September 30, 2000 primarily resulted from compensation expense of $245,244 as a result of issuing fully-vested options to non-employees. The decrease in the nine month period resulted mainly from (i) reductions in the level of compensation being paid to our officers during such periods, (ii) downsizing which resulted in the termination of two administrative employees, (iii) reduction in financial advisory fees and general consulting fees, (iv) elimination of costs associated with the Leerink Swann litigation and (v) subleasing approximately 25% of our facilities. We anticipate that SG&A expenses will increase during the remainder of 2000 as a result of consulting and public relations arrangements.

         Interest and other income was $9,919 and $29,474 for the three and nine months ended September 30, 2000, compared with $11,733 and $56,074 for the comparable periods of the prior year. As funds on deposit have decreased, so has the related interest income.

Years Ended December 31, 1999 and 1998

         During the year ended December 31, 1999, we had total operating revenues of $4,850,947, compared with total operating revenues of $1,039,136 for the prior year. Prior to 1999, we had $3,750,000 in deferred royalty revenue relating to the BDIT License Agreement. In June 1999, the parties amended the BDIT License Agreement. The amendment provided that the $3,750,000 previously paid by BDIT to us will not be credited against future earned royalties and we will have no further obligation of any kind to BDIT with respect to these payments. Accordingly, the $3,750,000 of deferred royalty revenue was recognized as revenue during 1999. During 1999, we also had $1,100,947 in development fee revenues from JJM under the JJM Agreement. Costs incurred to generate these development fees totaled $890,222. During 1998, $10,202 of our revenues were from product sales of our sharps container products and the remaining $1,028,934 were development fee revenues from JJM under the JJM Agreement. Costs incurred to generate these development fees totaled $823,146.

         Research and development ("R&D") expenses were $780,425 for the year ended December 31, 1999, compared with $909,048 for the prior year. Our efforts during 1999 focused on development of several additional products utilizing our medical safety needle technologies. Our efforts during 1998 focused on development of several additional products utilizing the ExtreSafe(R) and FlexLoc(R) safety needle technology, the safety lancet technology and continued development work on a filmless digitized imaging technology. The 1998 R&D effort was expanded beyond development of ExtreSafe(R) products to manually actuated safety sheathing devices. The decreases in R&D expenses resulted primarily from
(i) a reduction in the development activities with respect to the filmless digitized imaging technology, (ii) the termination of two development employees, and (iii) a reduction in the use of outside consultants for development activities.

         Selling, general and administrative expenses were $2,776,669 for the year ended December 31, 1999, compared to $2,946,722 for the prior year. The decrease resulted mainly from (i) our officers taking a combined 33 percent reduction in compensation, (ii) downsizing which resulted in the termination of two administrative employees, and (iii) reduction in financial advisory fees.

         We wrote off $105,762 in operating assets in 1999 that were comprised primarily of the write down of certain automation equipment and the write off of certain obsolete computer equipment abandoned or sold for nominal amounts. In 1998, we wrote off $754,803 in operating assets that were comprised primarily of molds, production equipment and other assets relating to the ExtreSafe(R) Lancet Strip. These assets were written-off in connection with our decision to abandon the further manufacture and distribution of the ExtreSafe(R) Lancet Strip.

         Net other income was $61,362 for the year ended December 31, 1999 compared with $205,064 for the prior year. The decrease in net other income is attributable to interest earned on lower levels of funds on deposit and short-term interest bearing investments. As funds on deposit and interest bearing short-term investments have decreased, so has the interest income.

Liquidity and Capital Resources

         To date, we have financed our operations principally through private placements of equity securities, the sale of technology and patents, advanced royalties, development fees, technology and license fees and proceeds from the exercise of common stock options. We generated $16,207,305 in net proceeds through financing activities from inception through September 30, 2000. We used net cash for operating activities of $97,298 for the nine months ended September 30, 2000. As of September 30, 2000, our current liabilities totaled $183,384.

       We had $71,939 in cash as of September 30, 2000. This represents a decrease of $108,486 from December 31, 1999. Working capital as of September 30, 2000 decreased to a deficit of ($52,307) as compared to $230,138 at December 31, 1999. These decreases were largely due to ongoing selling, general and administrative costs and research and development expenditures with no product sales and minimal margins on development fees and related services.

       Our working capital and other capital requirements for the foreseeable future will vary based upon a number of factors, including the costs to complete development and bring the safety medical needle technologies and other products to commercial viability, and the level of sales of the new safety needle product. At September 30, 2000, we had not committed any funds for capital expenditures. We believe that existing funds and anticipated cash flows from development fees will be sufficient to support planned operations at least through the year end. We are currently in the process of implementing a plan to provide adequate working capital to fulfill our business plan. If we are unsuccessful in completing our financing plan or negotiating further licensing and royalty agreements, we may be required to reduce substantially or eliminate certain areas of our product development activities, limit our operations significantly or cease operations entirely.

       As of December 1, 2000, we had 3,609,787 Series D Warrants (the "Series D Warrants") and 773,333 other warrants (the "SHPI Warrants") outstanding that are exercisable for the same number of shares of our common stock at $2.00 per share. The Series D Warrants expire on the earlier of (a) two years from the date of effectiveness of a registration statement under the Securities Act of 1933 covering the sale of the shares of common stock underlying such warrants, which period shall be extended day-for-day for any time that a prospectus meeting the requirements of the Securities Act of 1933 is not available, or (b) the redemption date if such warrants are redeemed (subject to the right of the holder to exercise the warrants within 20 days of notice of such redemption). We reached agreement in July 2000 to extend the expiration date of 500,000 of the SHPI Warrants outstanding to June 30, 2004. This extension was given in consideration for the employees executing non-compete agreements and entering into one year employment agreements. The remaining 273,333 SHPI Warrants will expire on their original date of December 31, 2002. The exercise of all the warrants would result in an equity infusion of $8,766,240. As of the date hereof, all of the warrants are out of the money and there can be no assurance that any warrants will be exercised.

         We have granted stock options that are currently exercisable for 1,924,000 shares of Common Stock at exercise prices ranging between $1.00 and $2.625 per share. The exercise of all of such stock options would result in an equity infusion to us of $3,272,074. At December 1, 2000, 1,065,190 of the stock options are out of the money and there can be no assurance that any of the stock options will be exercised.

License Agreements

         In November 1999, we entered into a Development and License Agreement (the "Kendall Agreement") with Kendall that relates to one application of our needle technology in the production of a line of safety medical needle products, including six syringe products and five other safety needle products. The effective date of the Kendall Agreement was subject to certain approvals that were obtained on March 29, 2000. On April 12, 2000, we received a $1,500,000 payment less $35,044 representing our share of certain patent filing costs. We will receive an additional $1,000,000 upon the sale of commercial quantities of products (as defined in the Kendall Agreement) or 30 months from the effective date of the Kendall Agreement, whichever comes first. These payments, totaling approximately $2,500,000, are in exchange for our assigning to Kendall the FlexLoc(R) and ReLoc(TM) trademarks and two related patents. The assignment of the patent rights to Kendall is subject to a preexisting license agreement and the retention by us of an exclusive, royalty free worldwide license in a number of strategic product areas. The Kendall Agreement also provides for us to receive development fees and ongoing royalties, including minimum royalty payments totaling $2,500,000 during the period commencing upon the sale of commercial quantities of products and the third anniversary thereof. Kendall has the right to cancel its unaccrued obligations under the Kendall Agreement upon 15 days written notice and by assigning the patents to us. It is anticipated that Kendall will manufacture all products that are subject to the Kendall Agreement.

         In December 1997, we entered into the JJM Agreement with JJM to commercialize two applications of the safety needle technology. The JJM Agreement provides that the parties will seek to commercialize two products using safety medical needle technology. The JJM Agreement provides for monthly development payments by JJM, sharing of field related patent costs, the possibility of payments for initial periods of low volume manufacturing, an ongoing royalty stream and a JJM investment in molds, assembly equipment and other capital costs related to commercialization of each product. The JJM Agreement also provides for an ongoing joint cooperative program between the parties which derives future funding directly from sales of products we create, the possibility of low volume manufacturing revenue for us and an ongoing royalty stream for additional safety products which are jointly approved for development. JJM is indicating that sales of two variations of this product will begin in the first quarter of 2001. All product introductions are scheduled and controlled by JJM and products may not be released as anticipated.

         We are also jointly pursuing with JJM the development and commercialization of four additional products. Development work is currently being done by both parties with respect to these products.

         In May 1997, we entered into the BDIT License Agreement with BDIT relating to a single application of our ExtreSafe(R) safety needle technology (the "Technology"). Pursuant to the terms of the BDIT License Agreement, BDIT made payments to us of $4,000,000. Of these total payments, $3,750,000 was for advanced royalties and $250,000 was a product development fee. In June 1999, the BDIT License Agreement was amended. The amendment provided that the $3,750,000 previously paid by BDIT to us would not be credited against future earned royalties and we would have no further obligation of any kind to BDIT with respect to these payments. Accordingly, the $3,750,000 of deferred royalty revenue was recognized as revenue during 1999. BDIT has exclusivity related minimum royalty obligations to us beginning in 2004. We will not be manufacturing product in connection with the BDIT License Agreement. BDIT has indicated that it is unsure if or when product will be introduced and sold in the market under the BDIT License Agreement.

         We have an ongoing program for developing products using our 16 medical needle technologies and expect to develop additional safety medical needle technologies. These technologies allow a contaminated needle to be protected without exposure of the healthcare worker to the contaminated needle. Such products are expected to include syringes, prefilled syringes, IV catheters, catheter introducers, Huber needles, plasma apheresis sets, dialysis sets, blood donor sets, winged steel infusion, Seldinger needles, epidural and spinal needles and lancets as well as additional safety needle devices. Prototypes of the phlebotomy devices, catheter inserters, lancets, Huber needles, Seldinger needles, winged steel needles, syringes and prefilled syringes have been completed. We plan to continue discussions and negotiations with third parties to generate revenues through the licensing of products, joint venturing, and partnering with original equipment manufacturers.

         There is no assurance that we will realize royalty revenue under the JJM, BDIT or Kendall agreements, or that any of these products will be launched as anticipated.

Other Matters

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for our fiscal year beginning 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that we recognize all derivative instruments as either assets or liabilities in the balance sheet and measure those instruments at fair value. We do not expect the adoption of SFAS 133, as amended, to have a material impact on our results of operations, financial position or liquidity.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin Number 101 ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The subsequent issuance of SAB 101A and SAB 101B has deferred the effective date of SAB 101 until the fourth quarter of 2000. We do not expect the adoption of SAB 101 to have a material impact on our results of operations, financial position or liquidity.

Inflation

         We do not expect the impact of inflation on our operations to be significant for the next twelve months.

Forward-Looking Statements

         Our actual results and estimated product release dates could vary significantly from the results discussed above. See "Forward-Looking Statement."

                           DESCRIPTION OF THE BUSINESS

General

         Specialized Health Products International, Inc. through its wholly owned subsidiaries, Specialized Health Products, Inc. ("SHP"), Safety Syringe Corporation, Specialized Cooperative Corporation and Iontophoretics Corporation (except where the context clearly indicates otherwise, these entities are collectively referred to as "we", "us", "our" and "ourselves") is engaged principally in the development of cost-effective, disposable, proprietary healthcare products designed to reduce the incidence of accidental injury in the healthcare industry, and thus reduce the spread of disease. We have created a portfolio of proprietary healthcare products that are in various stages of pre-production, development and research. At present, we are focusing our resources and activities principally on completing development of products under current licensing and development arrangements, developing new safety medical device products and identifying marketing partners for our safety medical needle products and concepts and other new safety medical devices. Our products are designed to reduce the risk of acquiring HIV/AIDS, hepatitis B, hepatitis C and other blood-borne diseases through accidental needlesticks.

         In November 1999, The Kendall Company, a division of Tyco Healthcare Group LP ("Kendall") entered into a Development and License Agreement (the "Kendall Agreement") with us relating to one application of our needle technology in the production of a line of safety medical needle products, including six syringe products and five other safety needle products. The effective date of the Kendall Agreement was subject to certain approvals that were obtained on March 29, 2000. On April 12, 2000, we received a $1,500,000 payment less $35,044 representing our share of related patent filing costs. We will receive an additional $1,000,000 upon the sale of commercial quantities of products (as defined in the agreement) or 30 months from the effective date of the Kendall Agreement, whichever comes first. These payments, totaling approximately $2,500,000, are in exchange for our assigning to Kendall the FlexLoc(R) and ReLoc(TM) trademarks and two related patents. The assignment of the patent rights to Kendall is subject to a pre-existing license agreement and our retention of an exclusive, royalty free worldwide license in a number of strategic product areas. The Kendall Agreement also provides for us to receive development fees and ongoing royalties, including minimum royalty payments totaling $2,500,000 during the period commencing upon sale of commercial quantities of products and through the third anniversary thereof. Kendall has the right to cancel its unaccrued obligations under the Kendall agreement upon 15 days written notice and assigning the patents to us. It is anticipated that Kendall will manufacture all products that are subject to the Kendall Agreement.

         In December 1997, we entered into a Development and License Agreement (the "JJM Agreement") with Johnson & Johnson Medical, Inc. ("JJM") to commercialize two applications of the safety needle technology. The JJM Agreement provides that the parties will seek to commercialize two products using our safety medical needle technology. The JJM Agreement provides for monthly development payments by JJM, sharing of field related patent costs, the possibility of payments for initial periods of low volume manufacturing, an ongoing royalty stream and a JJM investment in molds, assembly equipment and other capital costs related to commercialization of each product. The JJM Agreement also provides for an ongoing joint cooperative program between JJM and ourselves which derives future funding directly from sales of products we create, the possibility of low volume manufacturing revenue for us and an ongoing royalty stream for additional safety products which are jointly approved for development. JJM has indicated that it expects sales of two products will begin in the first quarter of 2001. All product introductions are scheduled and controlled by JJM.

         In May 1997, we entered into an agreement (the "BDIT License Agreement") with Becton Dickinson and Company Infusion Therapy Division ("BDIT") relating to a single application of the our ExtreSafe(R) safety needle technology (the "Technology"). Pursuant to the terms of the BDIT License Agreement, BDIT made payments of $4,000,000 to us. Of these total payments, $3,750,000 was for advanced royalties and $250,000 was for a product development fee. In June 1999, we amended the BDIT License Agreement. The amendment provides that the $3,750,000 previously paid by BDIT to us will not be credited against future earned royalties and we will have no further obligation of any kind to BDIT with respect to these payments. Accordingly, the $3,750,000 of deferred royalty revenue was recognized as revenue during 1999. BDIT has exclusivity related minimum royalty obligations to us beginning in 2004. We will not be manufacturing product in connection with the BDIT License Agreement.

         BDIT previously told us that it expected to begin selling the safety needle product that is the subject of the BDIT License Agreement on various dates. BDIT has indicated that it is unsure if or when product will be introduced and sold in the market under the BDIT License Agreement. BDIT has not provided us with current information regarding the market introduction of the product.

         We plan to focus our activities on the further development and licensing of additional products based upon our intellectual property portfolio and unique safety needle technologies. Such products are expected to include syringes, prefilled syringes, IV catheters, catheter introducers, Huber needles, plasma apheresis sets, dialysis sets, blood donor sets, winged steel infusion sets, Seldinger needles, epidural and spinal needles, lancets and other safety needle devices. Prototypes of the phlebotomy devices, catheter introducers, lancets, Huber needles, Seldinger needles, winged steel needles, syringes and prefilled syringes have been completed. We plan to continue discussions and negotiations with third parties to generate revenues through the licensing of products, joint venturing, and partnering with original equipment manufacturers.

Company Background

         SHP, a Utah corporation, was incorporated in November 1993. On July 28, 1995, SHP became a wholly owned subsidiary of Specialized Health Products International, Inc., a Delaware corporation, through a merger with a subsidiary of SHPI (the "Acquisition").

         We were incorporated as a Utah corporation in 1986. Our corporate domicile was changed to the State of Delaware, and our name was changed to "Russco, Inc.", effective December 20, 1990, by merger into a then newly created Delaware corporation. Russco, Inc. had no operations until the date of the Acquisition. On that date we changed our name to "Specialized Health Products International, Inc." The persons serving as officers and directors of SHP immediately prior to the consummation of the Acquisition were elected to the same offices with Specialized Heath Products International, Inc. and retained their positions as directors and officers of SHP. In addition, the outstanding securities of SHP became outstanding securities of Specialized Heath Products International, Inc. Prior to the Acquisition, neither SHP nor any affiliate of SHP had an ownership interest in Russco, Inc.

Products Under Development

         General

         As its primary focus, we have sixteen issued patents which protect our safety needle technologies. These needle patents support our 16 technologies and provide the basis for a wide range of safety needle products. We also have two lancet patents covering our single use safety lancet and undercut lancet technologies. The following products are currently under development.

         Safety Syringes

         There is significant risk of needlesticks in syringe use. Generally, use of a needle for a medical procedure involves removing a needle cap just prior to performing the procedure. In the past, medical personnel attempted to achieve protection from accidental needlesticks by replacing the needle cap after performing a procedure, but the high number of accidental needlesticks related to needle cap replacement resulted in such practice being prohibited. Medical personnel began using needles and syringes having sheaths which could be extended over the exposed needle after a procedure. We have safety needle technologies for syringes that include passive, automatic and manual safety needle retraction and needle shielding. The first of our safety syringe products is currently being developed for market.

         Safety Phlebotomy Devices

         The present method for drawing larger amounts of blood from patients for blood tests involves insertion of a needle, which is attached to a barrel, into a blood vessel. Blood is then obtained by way of vacuum pressure, most often into a small evacuated tube-like container inserted into the barrel. The barrel is commonly known as a Vacutainer(R); Vacutainer(R) is not our trademark. After blood is drawn, the needle is manually removed from the patient. While the healthcare worker continues attending to the patient, the Vacutainer(R), barrel and needle are often placed on a tray, bed, table or otherwise set aside. Afterward, the needle is usually unscrewed from the barrel and discarded into a sharps container, while the barrel is often used again with another patient which increases the risk of cross contamination. We have safety needle technologies for blood collection that include automatic and manual safety needle retraction, needle shielding and rear needle protection. Two safety phlebotomy device products are currently being developed for market.

         Safety Steel Needles

         Generally, safety steel needle products are used for small needle access for fluid infusion and blood collection. Safety steel needle products are often referred to as winged infusion or blood collection devices. Commonly, those safety steel needle products currently commercially available require two hands to encase a needle after use. We have applied two of our technologies to safety steel needle product design. Both technologies permit one handed needle retraction. Two products are currently being developed for the market; a blood collection device and a fluid infusion device.

         Safety Catheter Inserters

         Catheter inserters are devices that insert catheters into veins or other areas of the body using a catheter insertion needle to allow blood or other fluids to be removed from or delivered into the patient's body. Contemporary catheter use has problems similar to those faced in drawing blood. Inserting a catheter involves a percutaneous (i.e., through the skin) needlestick followed by threading the catheter over the needle into a patient's vein or artery. This method can be unsafe in two respects. First, when the needle is pulled out of the catheter, there is often a discharge of blood which could contaminate the healthcare worker. Second, inadvertent needlesticks can occur when the needle is withdrawn from the catheter because, in most instances, the needle is temporarily exposed while the patient is tended to by the healthcare worker. We have safety needle technologies for catheter insertion that include passive, automatic and manual safety needle retraction and needle shielding.

         Safety Lancets

         Lancets are small devices containing needles or blades used to penetrate the skin, usually a finger, to obtain a few drops of blood for analysis. Lancets are used by healthcare workers on patients and by individuals on themselves, such as by diabetics using insulin. The same safety concerns that exist with handling needles exist with the handling of lancets, because lancets become contaminated after coming into contact with blood.

         We have two disposable safety lancet patents. One patent is for a new single use safety fingerstick lancet and the other is for a new undercut heelstick technology which yields good blood flow with a small skin incision. In the opinion of management, the blade and blade actuation mechanism of our safety lancets have revolutionary designs. Management also believes that the safety lancet's undercut design makes it less painful than nail type lancets, although no formal comparison testing has been conducted. It is also noteworthy that the part of the lancet in contact with the patient's skin prior to lancing is sterile until contaminated by the procedure. We have applied two of our technologies to safety lancets. We are currently developing one safety lancet device for the market.

         Other Medical Safety Devices

         We have an ongoing program for developing additional medical safety devices including specialty needles. Such devices would include Huber, biopsy, apherisis, dialysis, blood donor, filter, laparoscopy, opthalmic, epidural, Seldinger, spinal, radiology and cardiology needles. We have safety needle technologies for specialty needles that include passive activation, manual safety needle retraction and needle shielding.

Company Strategy

         Our primary objective is to establish ourself as a leading developer of safety medical needle products. We will seek to accomplish this objective by capturing significant market share of targeted product segments, broadening existing product lines and developing new products and seeking additional market opportunities. To achieve these objectives, we expect to continue to focus on the following six types of arrangements.

         o Continue pursuing license/royalty agreements with large global medical product companies for the manufacture, marketing and sale of high volume products in selected market areas. In such areas, large sales volumes require a substantial investment in molds, injection molding equipment and automated production equipment. While income from such agreements is generally royalty based, there is little or no cost of continuing company support.

         o Continue to pursue combined development/license/royalty agreements with global medical product companies for the development, manufacture, marketing and sale of high volume products in selected market areas. Such agreements include joint development for a particular product and/or continuing development subsidized by a percentage of sales. This continuing development revenue is dedicated to production of future products resulting from continuing joint development with compounding royalty income.

         o Enter into joint venture arrangements, wherein we are is responsible for the development of each safety product and the joint venture partner provides capital for manufacturing. In addition, the joint venture partner would be responsible for manufacturing, marketing and sales. Under this type of arrangement the parties would share profits on a predetermined basis.

         o Seek joint venture and original equipment manufacture (OEM) structures where we are responsible for development and the partner is responsible for funding and manufacturing. We would be responsible for marketing and sales to the OEM. In this situation the safety product can be sold to several OEM companies.

         o Manufacture, market and sell a selected group of safety devices in niche markets. Implementation of such a strategy depends upon cost and time of implementation, ease of distribution, and profitability being greater than any of the above listed options. In such niche markets we may outsource the low volume manufacturing and sell the safety products to medical product companies.

         o Sell all rights to products where income projections do not warrant any of the above options. In some cases we may seek to optimize the value of the safety product by developing the product and getting regulatory clearance prior to sale.

         Future Market Opportunities

         We intend to enter additional safety needle device markets where we believe that we can gain significant market share based on proprietary technology or by capitalizing on the sales and distribution channels it establishes. There are a number of possible future applications for our technologies, but there can be no assurance that we will commence development of any such products or that, if commenced, such development will be successful or profitable.

Marketing and Sales

         We employ two sales and marketing personnel. These individuals are principally involved in identifying and working with current and potential strategic partners and developing marketing and sales strategies. We are seeking third parties to market and distribute its products in the United States and selected foreign countries. We may enter into contracts, licensing agreements or joint ventures with such third parties whereby we would receive a licensing fee, royalty payment, shared profit arrangement based on the licensee's revenues from licensed products or other revenues. We would likely enter into such arrangements with several companies based on geographical regions or product types, but may enter into exclusive arrangements with individual companies having a major presence in the markets we seek to penetrate. There can be no assurance that we will be able to enter into contracts, license agreements or joint ventures with third parties in the future on terms acceptable to us or that the Kendall Agreement, JJM Agreement or BDIT License Agreement will be commercially successful.

         We intend to support the marketing of our products by, among other things, attending trade shows and participating in internet website promotions and links. We intend to distribute samples of our products free of charge to various healthcare institutions and professionals in the United States and in selected foreign countries to introduce and attempt to create a demand for our products in the marketplace.

         We have an ongoing program for developing products using our 16 medical needle technologies and expect to develop additional medical needle technologies. These technologies allow a contaminated needle to be protected without exposure of the healthcare worker to the contaminated needle. Such products are expected to include syringes, prefilled syringes, IV catheters, catheter introducers, Huber needles, plasma apheresis sets, dialysis sets, blood donor sets, winged steel infusion sets, Seldinger needles, epidural and spinal needles, lancets and other safety needle devices. Prototypes of the phlebotomy devices, catheter introducers, lancets, Huber needles, Seldinger needles, winged steel needles, syringes and prefilled syringes have been completed. We plan to continue discussions and negotiations with third parties to generate revenues through the licensing of products, joint venturing, and partnering with original equipment manufacturers. There can be no assurance such negotiations will be successful.

         Our plan for the sales and distribution of our products is to target major segments of the respective markets for those products, including major hospital and institutional buying groups, pharmaceutical companies, distributors and wholesalers, and government and military agencies. We intend to market and distribute our products in the United States and selected foreign countries through one or more companies that have a major presence in these major segments. There can be no assurance that we will be able to enter into such arrangements for the sale and distribution of its products, other than those referenced to above.

         We are not permitted to sell products based on our safety medical needle technologies for commercial use in the United States until regulatory approval is obtained. We must also comply with the laws and regulations of the various foreign countries in which we sell our products. Certain foreign countries may only require that we submit evidence of the FDA's pre-market clearance of the relevant products prior to selling those products in such countries. However, some foreign countries may require additional testing and approval.

Industry

         Market

         Healthcare is one of the largest industries in the world. Healthcare worker and patient safety continue to be high priority, high profile issues. User efficiency and cost effective solutions are being sought with increasing demand. Our products target this market segment. Non-safety products today compete primarily on price. Although our strategy includes being price competitive with other safety devices, we also seeks to compete on the basis of healthcare worker safety, ease of use, reduced cost of disposal, patient comfort and compliance with OSHA regulations while paying close attention to manufacturing cost. We believe that when all indirect costs (needle disposal, testing, labor savings and costs, treatment and workers compensation expense) are considered, our products will compete effectively both with "traditional" products and with the safety products of our competitors.

       Recent safety regulations and legislation have also increased the demand for and exposure of safety medical devices. Seventeen U.S. states have passed safety legislation requiring use of safety needle products. The Needlestick Safety and Prevention Act was recently approved by the federal government. OSHA also issued a national directive in November 1999 requiring use of safety medical devices. In addition, in November 1999, the Centers for Disease Control and National Institute for Occupational Health and Safety issued safety alerts urging healthcare workers to use safety devices having engineered controls.

         Accidental Needlestick Injuries

         Needles for hypodermic syringes, phlebotomy sets, intravenous catheters, safety steel needles and specialty medical needles are used for injecting drugs and other fluids into the body and for drawing blood and other fluids from the body. Hypodermic needles are used for the injection of drugs, phlebotomy sets are used for the drawing of blood, catheters, butterfly needles and specialty needles are used for access to patient vessels. There is an increasing awareness of the potential danger of infections and illnesses that result from accidental needlesticks and of the need for safer needle devices to reduce the number of accidental needlesticks that occur.

         Infections contracted as a result of accidental needlesticks are a major concern to healthcare institutions, healthcare workers, sanitation and environmental services workers and certain regulatory agencies. Accidental needlesticks may result in the spread of infectious diseases such as hepatitis B and C, HIV (which may lead to AIDS), diphtheria, gonorrhea, typhus, herpes, malaria, rocky mountain spotted fever, syphilis and tuberculosis. According to the International Healthcare Worker Safety Center at the University of Virginia, "the average rate of reported sharp-object injuries is 30 injuries per 100 occupied hospital beds per year. The total annual percutaneous and mucocutaneous exposures to blood or at-risk biological substances in the U.S., based on 1996 Epinet data, was 786,885." Also, "in the two categories of devices that pose the greatest risk for transmission of blood-borne pathogens, IV catheters and blood-drawing needles, only 28% of devices used and less than 10% of hospitals have switched to safety technology, respectively." While recent government regulations are projected to dramatically increase conversions to safety products over the next three years, the greatest obstacle to conversion is projected to be adequate supply and availability of safety products as a result of enormous and sudden demand. We believe that recent pressures from the government and private sectors for the healthcare industry to develop medical devices that will provide a safer working environment for healthcare and related workers and patients have increased considerably over the past year. Our products attempt to address the demand for medical devices that reduce the risk of accidental exposure to blood-borne diseases. The majority of healthcare workers' adverse exposures to blood are either product related, such as needlesticks, or could be prevented by the use of appropriate products. We believe that pressure is increasing from the government and private sectors for the healthcare industry to develop medical devices that will provide a safer working environment for healthcare and related workers and patients. Our products attempt to address the demand for medical devices that reduce the risk of accidental exposure to blood-borne diseases.

Patents and Proprietary Rights

         Our policy is to seek patent protection for all developments, inventions and improvements that are patentable and which have potential value to us and to protect as trade secrets other confidential and proprietary information. We intend to vigorously defend its intellectual property rights to the extent its resources permit.

         We own two United States patents relating to its safety lancet technology, and 14 United States patents relating to its safety medical needle technologies. We have over 80 United States and international patents and patent applications pending. These patents do not begin to expire until 2013.

         Our future success may depend upon the strength of our intellectual property. We believe that the scope of our patents/patent applications is sufficiently broad to prevent competitors from introducing devices of similar novelty and design to compete with our current products and that such patents and patent applications are or will be valid and enforceable. There is no assurance, however, that if such patents are challenged, this belief will prove correct. In addition, patent applications filed in foreign countries and patents granted in such countries are subject to laws, rules and procedures which differ from those in the United States. Patent protection in such countries may be different from patent protection provided by U.S. laws and may not be as favorable to us. We plan to timely file international patents in all countries in which we are seeking market share.

         We are not aware of any patent infringement claims against us. Litigation to enforce our issued patents, to protect our proprietary information, or to defend against alleged infringement against the rights of others may occur. Such litigation would be costly, could divert our resources from other planned activities, and could have a material adverse effect on our results of operations and financial condition.

Manufacturing

         Our products are in various stages of development and are not currently being manufactured. The materials used to produce our products is generally widely available. We do not anticipate difficulty in obtaining such materials.

Competition

         The healthcare products market is highly competitive. Many of our competitors have longer operating histories and are substantially larger, better financed and better situated in the market than we are.

         The leading suppliers in the IV catheter market are Johnson and Johnson Medical and Becton Dickinson and Company. Other suppliers of IV catheters having minor positions in this market include B. Braun and Terumo Medical Corporation. We believe our products are superior to any safety IV catheter products on the market today.

         The current leading suppliers in the blood collection needle market (phlebotomy needles) are Becton Dickinson, Kendall Healthcare and Terumo. We believe our products are superior to any safety needle products on the market being sold by our competitors.

         The leading suppliers of standard needles are Becton Dickinson and Company, Kendall Healthcare Products Company, B. Braun and Terumo Medical Corporation of Japan. The leading developers of safety medical needle devices include the us, Med-Design Company, Bio-Plexus, Inc., New Medical Technologies, Retractable Technologies, Inc. and SIMS Portex, Inc. We have conducted in-house studies and believe that our products are superior to those presently being marketed by our competitors.

         The leading suppliers in the lancet market are Becton Dickinson and Company, Surgicutt, Inc., Miles, Inc., Boehringer Mannheim, Inc. and Kendall Healthcare Products Company. There are also numerous smaller suppliers. To the best of our knowledge, there are no safety lancets on the market today that operate in a manner similar to our safety lancets.

         While traditional, non-safety products in the market segments we seek to address compete primarily on the basis of price, we expect to compete on the basis of healthcare worker safety, ease of use, reduced cost of disposal, patient comfort, and compliance with state, federal and OSHA regulations, but not on the basis of price except with respect to comparable safety products. However, we believe that when all indirect costs related to accidental needlestick injuries are considered, our products will compete effectively both with "traditional" products and with the safety products of our competitors.

Research and Development

         We have devoted a substantial portion of our efforts to designing and developing healthcare products. To date, research and development expenditures have resulted in our ownership of in excess of 80 patents and patent applications worldwide and the creation of 16 different safety needle technologies which have application in almost all medical needles used today. Customer sponsored research and development activities resulted in expenses of $780,425 in 1999 and $909,048 in 1998. Customer sponsored research and development activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques for which we earned revenues were $1,100,947 in 1999 and $1,028,934 in 1998. We plan to continue research and development on our current products and possible new products. There is no assurance that our ongoing research and development activities will prove effective.

Government Regulation

         We are regulated by the FDA, pursuant to various statutes, including the FD&C Act, as amended and supplemented by the Medical Device Amendments of 1976 (the "1976 Amendments") and the Safe Medical Devices Act of 1990. Pursuant to the 1976 Amendments, the FDA classifies medical devices intended for use with humans into three classes, Class I, Class II and Class III. The controls applied to the different classifications are those the FDA believes are necessary to provide reasonable assurance that a device is safe and effective. Many Class I devices have been exempted from pre-market notification requirements by the FDA. These products can be adequately regulated by the same types of controls the FDA has used on devices since the passage of the FD&C Act in 1938. These "general controls" include provisions related to labeling, producer registration, defect notification, records and reports and good manufacturing practices. The good manufacturing practice regulation has been recently replaced by a more comprehensive Quality System Regulation ("QSR"). QSRs include implementation of quality assurance programs, formalized product development procedures, written manufacturing specifications and processing procedures, written distribution procedures and record keeping requirements. Class II devices are products for which the general controls of Class I devices are deemed not sufficient to assure the safety and effectiveness of the device and thus require special controls. Special controls for Class II devices include performance standards, post-market surveillance, patient registries and the use of FDA guidelines. Standards may include both design and performance requirements. Class III devices have the most restrictive controls and require pre-market approval by the FDA. Generally, Class III devices are limited to life-sustaining, life-supporting or implantable devices. None of our currently proposed products are believed to be to be Class III products. The FDA has further established three tiers or levels of scientific review - Tier 1, Tier 2, and Tier 3 within each class. Submissions for Tier 1 devices receive limited review while submissions for Tier 2 and 3 devices receive more comprehensive reviews.

         Section 510(k) of the FD&C Act requires individuals or companies manufacturing medical devices intended for use with humans to file a notice with the FDA at least 90 days before introducing a product not exempted from notification requirements into the marketplace. The notice (a "510(k) Notification") must state the class in which the device is classified and the actions taken to comply with performance standards or pre-market approval which may be needed if the device is a Class II or Class III device, respectively. If a company states the device is unclassified, it must explain the basis for that determination.

         In some cases obtaining pre-market approval for Class III devices can take several years. Product clearance pursuant to a 510(k) Notification can be obtained in much less time. The average time for 510(k) clearance for safety devices is currently 90 days. In general, clearance of a 510(k) Notification for a Class II device may be obtained if we can establish that the new device is "substantially equivalent" to another device of that Class already on the market. This requires the new device to have the same intended use as a legally marketed predicate device and have the same technological characteristics as the predicate device. If the technological characteristics are different, the new device can still be found to be "substantially equivalent" if information submitted by the applicant (including clinical data if requested) supports a finding that the new device is as safe and effective and does not raise questions of safety or efficacy that are different from the predicate device.

         We expect our development stage products, that is our products based on its safety medical needle and lancet technologies, to be categorized as Class II devices. We also expect that these products will not require pre-market approval applications but will be eligible for marketing clearance through the 510(k) Notification procedure based upon their substantial equivalence to previously marketed devices.

         Although the 510(k) Notification clearance process is ordinarily simpler and faster than the pre-market approval application process, there can be no assurance that we will obtain 510(k) Notification clearance to market its products, that our products will be classified as set forth above, or that, in order to obtain 510(k) Notification clearance, we will not be required to submit additional data or meet additional FDA requirements which could substantially delay sales and add to our expenses. Moreover, any 510(k) Notification clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the related products which could impede our ability to market or manufacture such products.

         In addition to the requirements described above, the FD&C Act requires that all medical device manufacturers and distributors register with the FDA annually and provide the FDA with a list of those medical devices which they distribute commercially. The FD&C Act also requires that all manufacturers of medical devices comply with labeling requirements and manufacture devices in accordance with QSRs. QSRs require that companies manufacture their products and maintain their documents in a prescribed manner with respect to manufacturing, testing, and quality control. The FDA's Medical Device Reporting regulation requires that companies provide information to the FDA on death or serious injuries alleged to have been associated with the use of their products, as well as product malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur. The FDA further requires that certain medical devices not cleared with the FDA for marketing in the United States meet specific requirements before they are exported. We are registered as a manufacturer with the FDA. To date, no incidents have occurred with our products that have necessitated submission of a Medical Device Report to the FDA.

         The FDA inspects medical device manufacturers and distributors, and has broad authority to order recalls of medical devices, to seize noncomplying medical devices, to enjoin and/or impose civil penalties on manufacturers and distributors marketing non-complying medical devices, and to criminally prosecute violators. Noncompliance with FDA regulations could have a material adverse effect on our ability to conduct business.

         In addition to the laws and regulations described above, we are subject to government regulations applicable to all businesses, including, among others, regulations related to occupational health and safety, workers' benefits and environmental protection. Moreover, seventeen states have passed safety legislation requiring use of safety needle products. The Needlestick Safety and Prevention Act was recently passed by the federal government. OSHA also issued a national directive in November 1999 requiring use of safety medical devices. Also, in November 1999, the Centers for Disease Control and National Institute for Occupational Health and Safety issued safety alerts urging healthcare workers to use safety devices having engineered controls.

         Distribution and sales of our products in countries other than the United States are subject to regulations in those countries. There can be no assurance that we will be able to obtain the approvals necessary to market our products outside the United States.

Seasonality of Business

         Sales of our products are not anticipated to be subject to seasonal variations.

Backlog

         There is no backlog of unfilled orders of our products.

Employees

         As of December 19, 2000, we employed 19 people, including 14 research and development employees, 2 sales and marketing employees and 3 accounting and administrative employees. We expect to add additional employees in the next 12 months. Our employees are not represented by any labor union, and we believe our relations with our employees are good.

                             DESCRIPTION OF PROPERTY

         Our principal offices are located at 585 West 500 South, Bountiful, Utah, under terms of a lease with an unaffiliated lessor which expires on June 30, 2003, subject to our right to extend the lease term for an additional three-year term. The offices comprise 17,273 square feet of space. We have subleased approximately 3,300 square feet of this space for a term of 12 months beginning March 1, 2000 with an option to renew for an additional 12 months. We believe that our current office space will be adequate to meet the needs of current and expected growth for the foreseeable future. We may, however, require additional manufacturing facilities in the future depending upon the volume of products sold and the manufacturing arrangements to which we are a party.

                                LEGAL PROCEEDINGS

         We are not party to any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Set forth below is certain information concerning our directors and executive officers as of December 19, 2000.

                                                                 With the
        Name               Age            Position             Company Since
        ----               ---            --------             -------------
 David A. Robinson (1)      57     President, chairman of          1993
                                   the board and chief
                                   executive officer

 Paul S. Evans (1)          37     Vice president, general         2000
                                   counsel and director

 Keith L. Merrell (1)       55     Vice president finance          2000
                                   and investor relations
                                   and chief financial
                                   officer, secretary and
                                   treasurer

 Dr. Donald D. Solomon (1)  50     Vice president and              2000
                                   chief technical officer

 Dr. David T. Rovee (2)     61     Director                        1998

 Robert R. Walker (2)       69     Director                        1994

 Dr. Roy Bichan (2)         59     Director                        2000


---------------

(1) Member of Executive Committee.
(2) Member of Audit and Compensation Committees.

         David A. Robinson. Mr. Robinson is our president, chief executive officer and chairman of the board. He has been a director and officer since November 1993 and his term as a director expires in 2001. From November 1992 to November 1993, Mr. Robinson was president of EPC Products, Inc., a distribution company based in Bountiful, Utah. From 1981 to 1992, Mr. Robinson was president of Royce Photo/Graphics Supply, Inc., a distributor of photographic and graphic arts equipment and supplies based in Glendale, California. He holds a Masters degree in Business Administration and a Masters degree in Management Science from the University of Southern California.

         Mr. Paul Evans. Mr. Evans joined us in September 2000 as our vice president, general counsel and a director. His term as a director expires in 2003. He serves as patent counsel in various intellectual property areas, including: domestic and foreign patent prosecution; technology transfer and licensing; and strategic and tactical business-focused, legal planning with an emphasis on intellectual property. Mr. Evans received a B.S. in Mechanical Engineering from the University of Utah and worked as a Project/Design Engineer for Morton International (now Autoliv) prior to receiving his law degree. For the five years prior to joining us, Mr. Evans was principally employed as Vice President and General Counsel for two research and development companies. Prior to that time, he was a patent attorney with the law firm of Snow, Christensen & Martineau. His project and design engineering experience, coupled with his law expertise, provides a valuable insight into his management of intellectual property for the Company. Mr. Evans speaks fluent Japanese.

         Keith L. Merrell. Mr. Merrell joined us in July 2000 as our vice president - finance and investor relations, chief financial officer, secretary and treasurer. Along with his financial responsibilities as the CFO, Mr. Merrell draws on 25 years of accounting experience to manage all of the accounting functions and to interface with the Company's accounting firm, Arthur Andersen. He spent two years in the field of public accounting. His business career also includes extensive experience in management, sales and marketing, and consulting. Most recently he served as Vice President - Western Operations for Michelex Industrial Group, an injection molding company headquartered in New York. From 1980 to 1992 he worked for Bonneville Telecommunications, a company providing composite stock and commodity feed data to brokerage houses and institutional investors. During that time he was engaged in the negotiating of contracts and maintaining relationships with the U.S. and foreign stock exchanges and boards of trade. He graduated from Arizona State University with a Bachelor of Science degree in Accounting.

         Dr. Don Solomon. Dr. Solomon joined us in October 2000 as our vice president and chief technical officer. Dr. Solomon is widely recognized in the medical device and pharmaceutical industry as an innovator with a keen understanding of the clinician's needs. He will play a lead role in managing the development of the safety needle technology and our related strategy, and as a member of the Executive Committee he will assist in the development and implementation of the Company's overall business strategy. He brings more than 21 years of medical product experience in research, product development, engineering, and manufacturing in both the U.S. and internationally. Dr. Solomon was previously the Vice President of Research and Development at Johnson & Johnson Medical - Vascular Access ("JJM"). Prior to JJM, Dr. Solomon served at Becton Dickinson ("BD"), including positions as Worldwide Director of R&D for BD Pharmaceutical Systems Division based in France and Director of R&D of Biocompatible Polymer Development at the BD Infusion Therapy Division. Dr. Solomon currently holds 37 patents and is the author of 52 scientific publications. He received his Masters and Ph.D. degrees in Polymer Science from Case Institute of Technology at Case Western Reserve University.

         Dr. David T. Rovee. Dr. Rovee joined us as a director in April 1998 and his term expires in 2002. He is currently a business management and technology consultant in the pharmaceutical and medical products fields. From 1994 to 2000 he served as president and chief operating officer of Organogenesis, Inc., a publicly traded biotechnology company. Prior to his employment with Organogenesis, Inc., Dr. Rovee was employed for a twenty-five year period by Johnson & Johnson in various capacities including vice president and director of research and development for Johnson & Johnson Patient Care, Inc. Dr. Rovee has a Bachelors degree in Biology from Memphis State University, a Masters degree in Zoology from Louisiana State University and a Ph.D. in Developmental Biology from Brown University.

         Robert R. Walker. Mr. Walker joined us in March 1994 as a director and his term expires in 2002. He is currently self-employed as a consultant in the healthcare industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Healthcare, a regional hospital company, from which he retired as president of IHC Affiliated Services. He is also a former chairman of the board of AmeriNet, Inc., which is a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and institutions such as schools and prisons. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He holds a Bachelor of Science degree in Business Administration.

         Dr. Roy Bichan. Dr. Bichan joined us in September 2000 as a director and is the most recent addition to the Board of Directors. His term expires in 2003. His vast business experience has taken him around the world and includes serving as Chairman and Director of a number of companies. He has long been activive in developing the economic base of Wales. He served as Deputy Chairman of the Welch Development Agency, Chairman of the Welsh Industrial Development Advisory Board, and is currently a Director of the Midland Enterprise Fund for Wales. He earned a Ph.D. in geology from the University of Leeds.

         Executive officers are elected by the board of directors on an annual basis and serve at the discretion of the board.

                             EXECUTIVE COMPENSATION

         The table below set forth certain information concerning compensation we paid to our chief executive officer and all other executive officers with annual compensation in excess of $100,000, determined for the year ended December 31, 1999 (the "Named Executive Officers"). The table includes information related to stock options granted to the Named Executive Officers.

         Summary Compensation Table. The following table provides certain information regarding compensation paid to the Named Executive Officers.


                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                     Awards           Payouts
                                           -------------------                     ------           -------
                                                                           Restricted  Stock                     All Other
        Name and                                          Other Annual     Stock       Options/    LTIP        Compensation
   Principal Position       Year Salary ($)  Bonus ($)  Compensation($)(1) Awards ($)    SAR(#)    Payouts($)       ($)
   ------------------       ---- ----------  ---------  ------------------ ----------    ------    ----------       ---
David A. Robinson,          1997  240,000       ---          4,750            ---         ---         ---            4,150
President, CEO, Chairman    1998  240,000      1,000        10,000            ---         ---         ---           10,428
of the Board and Director   1999  225,416(2)    ---         10,000            ---         ---         ---        68,508(5)

Dr. Gale H. Thorne, VP      1997  150,000       ---          4,750            ---         ---         ---              429
Product Development and     1998  150,000      1,000         6,925            ---         ---         ---            6,925
Director                    1999  146,041(3)    ---          7,302            ---         ---         ---        21,752(6)
                                                                              ---         ---         ---
Charles D. Roe, VP          1997   20,833       ---            ---            ---         ---         ---
Finance and Investor        1998  100,000      1,000         5,050            ---         ---         ---              226
Relations and CFO           1999  104,022(3)    ---          3,438            ---         ---         ---         1,044(7)

David L. Thorne             1997   80,292       ---          4,000            ---         ---         ---
Manager - Product           1998   94,666       300          4,748            ---         ---         ---
Development                 1999  100,000       ---          5,000            ---         ---         ---        51,044(8)

---------------

(1) These amounts represent payments by us into our 401(k) retirement plan for the benefit of the Named Executive Officer.
(2) In September 1999, Mr. Robinson's salary was reduced from $240,000 to $190,000 per year.
(3) Mr. Charles D. Roe is no longer employed by us. Dr. Gale H. Thonre is semi-retired and working for us as a consultant on a part time basis.
(4)      Options issued pursuant to the non-qualified stock option plan.
(5) This represents payment of accrued vacation, $67,400 of which was used to pay off a subscription receivable in a noncash transaction. Effective January 1, 1999, we changed our accrued vacation policy and subsequent to that date the policy allows a maximum of twenty days vacation pay to be carried forward from year to year.
(6) This includes $17,957 payment of accrued vacation, $6,920 of which was used to pay off a subscription receivable in a noncash transaction. Effective January 1, 1999, we changed our accrued vacation policy and subsequent to that date the policy allows a maximum of twenty days vacation pay to be carried forward from year to year. Also includes $3,795 in life insurance on Dr. Thorne with insurance proceeds payable to the beneficiary designated by Dr. Thorne. This insurance policy has no cash surrender value.
(7) These amounts represent the amounts paid by us for term life insurance on the life of Mr. Roe with insurance proceeds payable to the beneficiary designated by Mr. Roe. This insurance policy has no cash surrender value. (8) Represents $50,000 paid to Mr. Thorne for cancellation of SHPI Warrants to acquire 25,000 shares of common stock. Also represents $1,044 paid by us for term life insurance on the life of Mr. Thorne with insurance proceeds payable to the beneficiary designated by Mr. Thorne. This insurance policy has no cash surrender value.

Compensation of Directors

         We paid no cash fees or other consideration to employee directors to our employee directors for service on the board of directors during 1999. During 1999, we compensated non-employee directors at a rate of $10,000 per year payable in equal quarterly installments along with options to purchase 16,000 shares of our common stock that were granted in equal quarterly installments at an exercise price of $2.00 per share. With the exception of Dr. Roy Bichan, we expect that the 2000 compensation for non-employee directors will be the same as the 1999 compensation including the payment of options to purchase 16,000 shares of our common stock which shall be granted in equal quarterly installments at an exercise price equal to the fair market value of the underlying common stock on the date of grant, but in no event shall the exercise price be less than $2.00 per share. We pay Dr. Bichan $1,000 for each board of directors meeting he attends. Dr. Bichan also received stock options exercisable for 50,000 shares of common stock when he joined the board. We have made no agreements regarding compensation of non-employee directors. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as members of the board of directors.

Employment Agreement and Indemnity Agreements

         We have entered into employment agreements with David A. Robinson, Paul
S. Evans, Don D. Solomon, and David L. Thorne, who are each expected to earn annual salaries in excess of $100,000. These employment agreements, which have been amended from time to time, provide that Mr. Robinson, Mr. Evans, Dr. Solomon and Mr. Thorne (i) receive annual salaries of $190,000, $165,000, $165,000 and $100,000, respectively; (ii) employment agreements expire on December 31, 2001, June 12, 2003, October 23, 2003 and October 27, 2003,
respectively; (iii) are entitled to vacation pay and health insurance; (iv) will receive their full salaries if their employment is terminated for reasons other than for cause, (v) will receive no salary after their termination date if they are terminated for cause; (vi) will receive up to $1,000,000, $200,000, $200,000 and $200,000, respectively, of term life insurance while they are employed; and
(vii) shall keep all proprietary information relating to our business confidential.

         We have entered into indemnity agreements (the "Indemnity Agreements") with each of our executive officers and directors pursuant to which we have agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee as an officer or director that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate us to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, our officers and directors are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by us in certain cases at its discretion.

401(k) Retirement Plan

         Effective in 1996, we adopted a 401(k) retirement plan whereby we contribute five percent of payroll compensation to the plan and matches employee contributions to the plan on a dollar for dollar basis up to the maximum contribution allowed by applicable tax law.

Accrued Vacation Pay

         Effective January 1, 1999, we changed our vacation policy. Prior to January 1, 1999, our policy allowed executive officers to carry over vacation from year to year without limitation. After January 1, 1999, we allow employs to carry over a maximum of 20 days vacation pay from year to year.

Indemnification for Securities Act Liabilities

         Delaware law authorizes, and our bylaws and indemnity agreements provide for, indemnification our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Stock Options and Warrants

         In June 2000, our stockholders approved the adoption of the Specialized Health Products International, Inc. 2000 Stock Option Plan (the "Option Plan"). The Option Plan permits us to grant "non-qualified stock options" and "incentive stock options" to acquire common stock. The total number of shares authorized for the Option Plan may be allocated by the board or directors between the non-qualified stock options and the incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended. The option exercise price per share under the Option Plan may not be less than the fair market value of a share of common stock on the date on which the option is granted and in no event can the exercise price be less than $1.00 per share. A total of 2,500,000 shares are allocated to the Option Plan, but the Option Plan also restricts the total number of shares of common stock that we can grant options to acquire under all of our stock option plans to 2,500,000 shares. As of December 19, 2000, options to acquire an aggregate of 1,982,000 shares of common stock at exercise prices ranging between $1.00 and $2.625 per share had been granted and are presently outstanding under the Option Plan and our prior stock options plans. During 2000, we have granted to Mr. Robinson, Mr. Evans, Dr. Solomon and Mr. Thorne stock options to acquire 300,000, 100,000, 100,000, and 90,000 shares of common stock, respectively, under the Option Plan.

Compensation Committee Interlocks and Insider Participation

         None of our executive officers serve on our compensation committee (or in a like capacity) or on the compensation committees of any other entity.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 19, 2000, for: (i) each person who is known by us to beneficially own more than five percent of the our common stock, (ii) each of our directors, (iii) each of our Named Executive Officers (defined below), and (iv) all directors and executive officers as a group. As of December 19, 2000, we had 12,449,440 shares of common stock outstanding.

                                         Shares
        Name and Address              Beneficially          Percentage of
     of Beneficial Owner (1)           Owned (2)              Total (2)                    Position
     -----------------------           ---------              ---------                    --------
David A. Robinson (3)                    649,728                  5.1%            President, CEO and chairman
                                                                                   of the board

Paul S. Evans (4)                         25,450                     *           Vice president, general
                                                                                   counsel and director

Keith L. Merrell (5)                         601                     *           Vice president - finance and
                                                                                   investor relations and
                                                                                   chief financial officer

Dr. Don D. Solomon (6)                    10,000                     *           Vice president and chief
                                                                                   technical officer

Dr. David T. Rovee (7)                    43,000                     *           Director

Robert R. Walker (8)                     155,000                  1.2%           Director

Dr. Roy Bichan (9)                        50,000                     *           Director

Executive Officers and Directors         933,779                  6.3%
as a Group (seven persons)


Johnson & Johnson Development          2,000,000                 14.9%
Corp. (10)
One Johnson & Johnson Plaza, New
Brunswick, NJ 08933

                                       27

                                         Shares
        Name and Address              Beneficially          Percentage of
     of Beneficial Owner (1)           Owned (2)              Total (2)                    Position
     -----------------------           ---------              ---------                    --------
Asdale Ltd (11)                        1,500,000                 11.4%
44 Lowndes Street
London, England
--------------

* Less than 1%.

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as our address.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3) Includes 330,219 shares of common stock and stock options to purchase 250,000 shares of common stock. Also includes 69,509 shares of common stock purchased through our 401(k) plan.
(4) Includes 25,000 shares of common stock. Also includes 450 shares of common stock purchased through our 401(k) plan. Does not include stock options to purchase 100,000 shares of common stock that vest in June 12, 2001.
(5) Includes 601 shares of common stock purchased through our 401(k) plan. Does not include stock options to purchase 50,000 shares of common stock that vest in July 10, 2002.
(6) Includes 10,000 shares of common stock. Does not include stock options to purchase 100,000 shares of common stock that vest in September 25, 2002.
(7) Includes 1,000 shares of common stock and stock options to purchase 42,000 shares of common stock.
(8) Includes stock options to purchase 92,000 shares of common stock. Also includes 63,000 shares of common stock that Mr. Walker is deemed to beneficially own through a trust.
(9)      Includes stock options to purchase 50,000 shares of common stock.
(10)     Includes 1,000,000 shares of common stock and 1,000,000 Series D
         Warrants.
(11)     Includes 750,000 shares of common stock and 750,000 Series D Warrants.

         We are not aware of any arrangements which may, at a subsequent date, result in a change in control of our company.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 50,000,000 shares of common stock, $.02 par value per share; and 5,000,000 shares of preferred stock, $.001 par value per share. No preferred stock is currently outstanding. The following descriptions are a summary and qualified in their entirety by the provisions of our Certificate of Incorporation and by the provisions of the Delaware General Corporation Law.

Common Stock

         At December 19, 2000, we had 12,449,440 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential dividend rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in our assets that are legally available, subject to any prior rights of any outstanding preferred stock or other rights including any preemptive, subscription, redemption or conversion rights. Holders of common stock have no cumulative voting rights and no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

         The board of directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the board of directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Certificate and Bylaw Provisions that May Delay, Defer or Prevent a Change in Control

         Our Certificate of Incorporation and Bylaws contain the following provisions that could have the effect of (i) discouraging attempts at non-negotiated takeovers which may provide for stockholders to receive a premium price for their stock or (ii) delaying or preventing a change of control which some stockholders may believe is in their interest:

         o Our Certificate of Incorporation provides for the division of the board of directors into three classes substantially equal in number. At each annual meeting of stockholders one class of directors is to be elected for a three-year term. Amendments to this provision must be approved by a two-thirds vote of all the outstanding stock entitled to vote; the number of directors may be changed by a majority of the entire board of directors or by a two-thirds vote of the outstanding stock entitled to vote.

         o Meetings of stockholders may be called only by the board of directors, our chief executive officer or our president.

         o        Stockholder action may not be taken by written consent.

         o Our Certificate of Incorporation provides that our directors are not personally liable to the company or its stockholders for monetary damages for any action or failure to take any action, with specified exceptions.

         o We have agreed and our Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law and we have entered into contracts with our directors and officers providing for such indemnification.

Transfer Agent and Registrar

         The stock transfer agent and registrar for our common stock and warrants is Colonial Stock Transfer, Inc., Salt Lake City, Utah. We act as our own registrar with respect to stock options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Dr. Gale H. Thorne, a former director and officer, was entitled to a royalty of two and one-half percent on our gross revenues received from the sale of products utilizing the ExtreSafe(R) medical needle technology, blood collection device and intravenous flow gauge technologies (collectively, the "Thorne Products"). These royalties were agreed to in 1994 in exchange for Dr. Thorne's assignment to us the intellectual property rights he owned prior to his involvement with us, which intellectual property rights relate to the Thorne Products. In addition, we were required under the agreement to pay Dr. Thorne minimum royalty payments of not less than $435,000 over a six-year period beginning in 1998. In 1998, Dr. Thorne released us from all royalty obligations relating to Thorne Products in exchange for the issuance of warrants to acquire 750,000 shares of common stock at $2.00 per share to Dr. Thorne and his assigns.

         The law firm of Blackburn & Stoll, LC provides legal services to us. Eric L. Robinson, a member of that firm, is the nephew of David A. Robinson.

         In December 1997, we entered into a development and license agreement with JJM to commercialize two applications of our safety needle technology. The JJM Agreement provides for monthly development payments by JJM, sharing of field related patent costs, payments for initial periods of low volume manufacturing, an ongoing royalty stream and a JJM investment in molds, assembly equipment and other capital costs related to commercialization of each product. The JJM Agreement also provides for an ongoing joint cooperative program between JJM and ourselves which derives future funding directly from sales our products, low volume manufacturing revenue and an ongoing royalty stream for additional safety products which are jointly approved for development. In connection with the JJM Agreement, Johnson & Johnson Development Corporation purchased $2,000,000 of our securities comprised of common stock and Series D Warrants in a private placement that closed in January 1998.

         In May 1999, we paid Westbridge Capital Partners $85,000 to assist us in evaluating certain medical safety product markets and segments and to evaluate and develop related business strategies. David G. Hurley, a former director, is an affiliate of Westbridge Capital Partners.

         In November 2000, we granted stock options to acquire 50,000 shares of common stock to Bradley Robinson, a nephew of David A. Robinson, for services rendered. The options are exercisable at $2.00 per share and vest in three installments on November 2000, November 2001 and November 2002.

                            SELLING SECURITY HOLDERS

         The following table provides the names of and number of shares of common stock offered for sale by the selling security holder. Selling security holders may sell all, some or none of its shares of common stock. The following entries to the table represent the total number of shares that selling security holders may sell pursuant to this registration statement.

         The shares of common stock offered by this prospectus may be offered from time to time by selling security holders. Selling security holders do not have any material relationship with us or any of our affiliates during the past three years except as otherwise noted.

                                             Number of Shares                         Shares that will be Beneficially Owned
                                            Beneficially Owned    Number of Shares         on Completion of the Offering
                                           as of December 19,      of Common Stock  ------------------------------------------
    Name of Selling Security Holder             2000 (1)         Offered Hereby (2)        Number            % of the Class
    -------------------------------             --------         ------------------ -------------------- ---------------------
Amalie AS                                         100,000             50,000                 50,000              *
Asdale Ltd.                                     1,500,000            750,000                750,000             6.0
Asia Orient Enterprises, Inc.                     100,000            100,000                                     *
Bank Hofmann AG                                   166,751            100,063                 66,688              *
Banyan Investment Company                         125,000            125,000                                     *
Boyd Financial Corp.                              190,829             50,000                140,829             1.1
Byte Consult AS                                   100,000             50,000                 50,000              *
Caesar Invest AS                                  100,000             50,000                 50,000              *
Capitol Group AS                                  100,000            100,000                                     *
DS Holdings AS                                    150,000             75,000                 75,000              *
Alan Field & Susan Field Jt. Ten.                  48,780             24,390                 24,390              *
Paul Freed                                          9,000              9,000                                     *
John Freed and Karen Freed Jt. Ten.                18,000             18,000                                     *
John Freed, Trustee of the Robert E.
        Freed Family Trust                         36,000             18,000                 18,000              *

                                      30

                                             Number of Shares                         Shares that will be Beneficially Owned
                                            Beneficially Owned    Number of Shares         on Completion of the Offering
                                           as of December 19,      of Common Stock  ------------------------------------------
    Name of Selling Security Holder             2000 (1)         Offered Hereby (2)        Number            % of the Class
    -------------------------------             --------         ------------------ -------------------- ---------------------
Francois Gaille                                   100,000             50,000                 50,000              *
Genevalor Trusteeship & Management                188,690             75,000                113,690              *
Grange Nominees Limited                           300,000            150,000                150,000             1.2
Julian Hill                                        20,400             18,000                  2,400              *
Johnson & Johnson Dev Corp                      2,000,000          1,000,000              1,000,000             8.0
J.K. Lewinsohn                                     75,000             75,000                                     *
Atle Lygren                                        80,000             55,000                 25,000              *
Metropolitan Finance Limited                      252,000             54,000                198,000             1.6
Naess Investments Limited                          66,667             50,000                 16,667              *
Gisela Oswald                                      39,150             19,575                 19,575              *
Marguerite Piret                                   20,000             10,000                 10,000              *
Procedo Capital Corp                              770,000            385,000                385,000             3.1
Brian Roth Trustee in Trust 1 FBO Lucie
  Claire Jane Roth                                 11,386              5,693                  5,693              *
Brian Roth                                         22,726             11,363                 11,363              *
Brian Roth & Suzan Irene Roth Jt. Ten.             51,020             25,010                 26,010              *
Brian Roth Trustee in Trust 1 FBO Laura
 Jane Roth                                         11,386              5,693                  5,693              *
September Corporation                              75,000             75,000                                     *
Solmeim Industrier AS                              25,000             25,000                                     *
Dave Thorne (3)                                   314,233            273,333                 40,900              *
Gale Thorne, Jr. (4)                              298,400            250,000                 48,400              *
Gale Thorne, Sr. (5)                              333,000            200,000                133,000              *
Bruce Thorne                                       10,900             10,000                    900              *
Michael Thorne                                     10,900             10,000                    900              *
Steven Thorne                                      10,900             10,000                    900              *
Kendall Thorne                                     10,900             10,000                    900              *
Craig Thorne                                       10,900             10,000                    900              *
---------------

     * Less than one percent
(1)      Reflects shares beneficially owned in name of record holders.
(2)      Common stock issuable upon exercise of warrants.
(3)      Dave Thorne is our Conceptual Product Development Manager
(4)      Gale Thorne, Jr. is our Director of Sales and Marketing.
(5)      Gale Thorne, Sr. is a former director and vice president.


                              PLAN OF DISTRIBUTION

         Selling security holders may sell some or all of its shares at any time and in any of the following ways. They may sell their shares:

         o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time; or

         o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the OTC Bulletin Board or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or at fixed prices; or

         o Directly or through brokers or agents in private sales at negotiated prices; or

         o In open market transactions in reliance upon rule 144 under the Securities Act of 1933, provided selling security holders comply with the requirements of the rule; or

         o        By any other legally available means.

         Selling security holders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales. To our knowledge, the sellers purchased in the ordinary course of investment.

         At the time the sellers purchased the securities to be resold, they represented to us that they had purchased the securities for their own account and not with a view to distribution or resale.

         Some states may require shares to be sold only through registered or licensed brokers or dealers. In addition, some states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

         Selling security holders and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Prior to the effective date of this registration statement, we shall advise selling security holders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of the distribution. In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling security holders. All of the foregoing may affect the marketability of the common stock.

         In the absence of this registration statement, the selling security holders would be able to sell their shares subject to the limitations of Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"). In general, under Rule 144 as currently in effect, an "affiliate" of the issuer, or a person who has beneficially owned shares which are "restricted securities" for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of: one percent (1%) of the then outstanding shares of common stock of the issuer or the average weekly trading volume of the common stock during the four calendar weeks preceding a sale by these person. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the issuer. Under Rule 144, however, a person who is not, and for the three months prior to the sale of the shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. None of the selling security holders will be subject to the foregoing restrictions when selling their shares pursuant to this prospectus.

         Under Section 16 of the Securities Exchange Act of 1934, our executive officers, directors, and 10% or greater stockholders will be liable to us for any profit realized from any purchase and sale, or any sale and purchase, of common stock within a period of less than six months.

         We have agreed to indemnify the selling security holders against liabilities under the Securities Act of 1933. We have also agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the selling security holders, estimated to be $28,300.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Blackburn & Stoll, LC, Salt Lake City, Utah.

                                     EXPERTS

         The financial statements as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 and for the period from inception to December 31, 1999 included in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         This prospectus does not contain all the information which is in the registration statement, as allowed by the rules and regulations of the SEC. We refer you to the registration statement and to the exhibits for further information offered in this prospectus. Copies of the registration statement and the exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee. They may be examined without charge at the SEC's Public Reference Room or through the SEC's website described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

                              FINANCIAL STATEMENTS

                           SPECIALIZED HEALTH PRODUCTS
                      INTERNATIONAL, INC. AND SUBSIDIARIES
                      (A Company in the Development Stage)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                      Page

Report of Independent Public Accountants                             F - 2

Years Ended December 31, 1999 and 1998

Consolidated Balance Sheet as of December 31, 1999                   F - 3

Consolidated Statements of Operations for the Years Ended
  December 31, 1999 and 1998 and for the Period
  from Inception to December 31, 1999                                F - 5

Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 31, 1999 and 1998 and
  for the Period from Inception to December 31, 1999                 F - 6

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1999 and 1998 and for the Period
  from Inception to December 31, 1999                                F - 12

Notes to Consolidated Financial Statements                           F - 14

Quarter Ended September 30, 2000 (Unaudited):

Balance Sheet at September 30, 2000                                  F - 27

Consolidated Statements of Operations for the Three and Nine
  Months Ended September 30, 2000 and 1999 and for the
  Period from Inception to September 30, 2000                        F - 28

Consolidated Statements of Cash Flows for the Nine Months
  Ended September 30, 2000 and 1999 and for the Period
  from Inception to September 30, 2000                               F - 30

Notes to Consolidated Financial Statements                           F - 31

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Specialized Health Products International, Inc.:

We have audited the accompanying consolidated balance sheet of Specialized Health Products International, Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception (November 19, 1993) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Specialized Health Products International, Inc. and subsidiaries for the period from inception to December 31, 1995. Such financial statements are included in the cumulative inception to December 31, 1999 totals of the statements of operations, stockholders' equity (deficit) and cash flows and reflect total revenues and net loss of 7 percent and 24 percent, respectively, of the related cumulative totals. Those financial statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to those specified amounts included in the cumulative totals, is based solely upon the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Specialized Health Products International, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and for the period from inception to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company experienced only minimal profitability in 1999 and prior to that incurred significant losses since inception. The Company incurred negative cash flows from operating activities of $2,340,118 and $2,069,322 for the years ended December 31, 1999 and 1998, respectively. Sales of products based on the Company's proprietary technologies have been minimal. As of December 31, 1999, the Company had an accumulated deficit of $16,063,783. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  February 9, 2000 (except with respect to the matter discussed in the fifth paragraph of Note 3, as to which the date is April 12, 2000)


SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED BALANCE SHEET


         ASSETS                                                                       December 31,
                                                                                          1999
                                                                                 ----------------------
CURRENT ASSETS:
   Cash                                                                           $       180,425
   Accounts receivable                                                                    135,374
   Prepaid expenses and other                                                              36,869
   Amounts due from related parties                                                         3,145
                                                                                 ----------------------
       Total current assets                                                               355,813
                                                                                 ----------------------

PROPERTY AND EQUIPMENT, at cost:
   Manufacturing molds                                                                    474,633
   Office furnishings and fixtures                                                        552,882
   Assembly and manufacturing equipment                                                   317,391
   Leasehold improvements                                                                 132,326
   Construction-in-progress                                                                71,300
                                                                                 ----------------------
                                                                                        1,548,532

   Less accumulated depreciation and amortization                                        (811,041)
                                                                                 ----------------------

       Net property and equipment                                                         737,491
                                                                                 ----------------------

OTHER ASSETS                                                                               35,568
                                                                                 ----------------------

                                                                                  $     1,128,872
                                                                                 ======================

The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.


SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED BALANCE SHEET (Continued)


                LIABILITIES AND STOCKHOLDERS' EQUITY                                  December 31,
                                                                                          1999
                                                                                 ----------------------
CURRENT LIABILITIES:
   Accounts payable                                                               $         4,692
   Accrued liabilities                                                                    120,983
                                                                                 ----------------------

       Total current liabilities                                                          125,675
                                                                                 ----------------------


COMMITMENTS AND CONTINGENCIES (Notes 1, 3 and 6)

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value; 5,000,000 shares authorized, no shares
   Common stock, $.02 par value; 50,000,000 shares authorized, 12,356,440
   Additional paid-in capital                                                          14,865,399
   Series D warrants to purchase common stock                                           1,954,452
   Deficit accumulated during the development stage                                   (16,063,783)
                                                                                 ----------------------
       Total stockholders' equity                                                       1,003,197
                                                                                 ----------------------
                                                                                  $     1,128,872
                                                                                 ======================

The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.


SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Year Ended December 31,               Period from
                                                     ------------------------------------------    Inception to
                                                                                                   December 31,
                                                            1999                 1998                  1999
                                                     ----------------------------------------------------------------
REVENUES:
   Net product sales                                   $           -        $       10,202      $       748,228
   Development fees and related services                    1,100,947            1,028,934            2,379,881
   License fees                                             3,750,000                  -              3,750,000
                                                     ----------------------------------------------------------------
       Total revenues                                       4,850,947            1,039,136            6,878,109
                                                     ----------------------------------------------------------------

 COST OF REVENUES:
   Cost of product sales                                          -                  8,048              536,002
   Cost of development fees and related services              890,222              823,146            1,713,368
                                                     ----------------------------------------------------------------
       Total cost of revenues                                 890,222              831,194            2,249,370
                                                     ----------------------------------------------------------------

       Gross margin                                         3,960,725              207,942            4,628,739
                                                     ----------------------------------------------------------------

OPERATING EXPENSES:
   Selling, general and administrative                      2,776,669            2,946,722           14,692,540
   Research and development                                   780,425              909,048            5,241,105
   Loss on disposal of operating assets                       105,762              754,803            1,280,557
                                                     ----------------------------------------------------------------
       Total operating expenses                             3,662,856            4,610,573           21,214,202
                                                     ----------------------------------------------------------------

 INCOME (LOSS) FROM OPERATIONS                                297,869           (4,402,631)         (16,585,463)
                                                     ----------------------------------------------------------------

OTHER INCOME (EXPENSE):
   Interest income                                             58,261              199,287              520,150
   Interest expense                                               -                    -                (23,658)
   Other income, net                                            3,101                5,777               53,357
                                                     ----------------------------------------------------------------

       Net other income                                        61,362              205,064              549,849
                                                     ----------------------------------------------------------------

NET INCOME (LOSS)                                             359,231           (4,197,567)         (16,035,614)

LESS PREFERENCE STOCK DIVIDENDS                                   -                    -                (28,169)
                                                     ----------------------------------------------------------------

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES
                                                       $      359,231       $   (4,197,567)     $   (16,063,783)
                                                     ================================================================

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE
                                                       $          .03       $         (.35)
                                                     ==========================================

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                             12,356,440           12,153,264
                                                     ==========================================

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                             12,364,917           12,153,264
                                                     ==========================================

SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                              Deficit
                                                                   Common                                    Accumulated
                         Preferred Stock       Common Stock      Stock Sub- Additional                       During the   Deferred
                    --------------------- --------------------   scriptions  Paid-in    Series C   Series D  Development Consulting
                      Shares      Amount     Shares      Amount  Receivable  Capital    Warrants   Warrants    Stage      Expense
                    ---------------------------------------------------------------------------------------------------------------
Issuance of
 common stock
 for cash at
 inception                   -  $        -   1,170,000  $   1,300 $       - $        - $       - $        - $         -  $      -

Net loss                     -           -           -          -         -          -         -          -      (3,450)        -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1993           -           -   1,170,000      1,300         -          -         -          -      (3,450)        -

Issuance of
 common stock
 for services
 and stock
 subscriptions
 receivable                  -           -     193,500    208,500  (198,500)         -         -          -           -         -

Unpaid dividends
 on preference
 stock                       -           -           -          -         -          -         -          -     (16,780)        -

Net loss                     -           -           -          -         -          -         -          -    (906,948)        -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1994   1,440,000  $  560,000   1,363,500  $ 209,800 $(198,500)$        - $       - $        - $  (927,178) $      -


The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

                                      F-6

SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


                                                                                                              Deficit
                                                                   Common                                    Accumulated
                         Preferred Stock       Common Stock      Stock Sub- Additional                       During the   Deferred
                    --------------------- --------------------   scriptions  Paid-in    Series C   Series D  Development Consulting
                      Shares      Amount     Shares      Amount  Receivable  Capital    Warrants   Warrants    Stage      Expense
                    ----------------------------------------------------------------------------------------------------------------
Issuance of
 preferred stock
 for cash              362,403  $  604,001           -  $       - $       -  $       -  $      -  $       -  $        -  $      -

Issuance of
 common stock
 for stock
 subscriptions
 receivable                  -           -      70,000      1,400  (140,000)   138,600         -          -           -         -

Reduction in
 stock
 subscriptions
 receivable
 (cash and
 services)                   -           -           -          -   288,500          -         -          -           -         -

Unpaid dividends
 on preference
 stock                       -           -           -          -         -          -         -          -     (11,389)        -

Exchange of
 debt for
 common stock                -           -     396,500    386,000         -     99,000         -          -           -         -

Issuance of
 common shares
 to stockholders
 under
 antidilution
 provisions                  -           -      90,000    180,000         -   (180,000)        -          -           -         -

Business
 combination        (1,802,403) (1,164,001)  2,102,403   (696,752)        -  1,860,753         -          -           -         -

Issuance of
 common stock
 for cash,
 net of expenses             -           -   4,256,250     85,125         -  7,193,935         -          -           -         -


The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

                                      F-7

SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


                                                                                                              Deficit
                                                                   Common                                    Accumulated
                         Preferred Stock       Common Stock      Stock Sub- Additional                       During the   Deferred
                    --------------------- --------------------   scriptions  Paid-in    Series C   Series D  Development Consulting
                      Shares      Amount     Shares      Amount  Receivable  Capital    Warrants   Warrants    Stage      Expense
                    ---------------------------------------------------------------------------------------------------------------
Exercise of
 stock options
 for common
 stock
 subscriptions
 receivable                  -  $        -     288,000  $   5,760 $(209,500) $ 203,740  $      -  $       - $         -  $      -

Net loss                     -           -           -          -         -          -         -          -  (2,919,489)        -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1995           -           -   8,566,653    171,333  (259,500) 9,316,028         -          -  (3,858,056)        -

Cash received
 for stock
 subscriptions
 receivable                  -           -           -          -    50,300          -         -          -           -         -
Exercise of
 common stock
 options                     -           -      45,000        900         -     16,650         -          -           -         -

Exercise of
 common stock
 warrants                    -           -      45,000        900         -     74,250         -          -           -         -

Grant of
 stock options
 for consulting
 services                    -           -           -          -         -    134,000         -          -           -   (40,200)

Net loss                     -           -           -          -         -          -         -          -  (4,093,388)        -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1996           -   $       -   8,656,653  $ 173,133 $(209,200)$9,540,928  $      -  $       - $(7,951,444) $(40,200)


The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

                                      F-8

SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


                                                                                                              Deficit
                                                                   Common                                    Accumulated
                         Preferred Stock       Common Stock      Stock Sub- Additional                       During the   Deferred
                    --------------------- --------------------   scriptions  Paid-in    Series C   Series D  Development Consulting
                      Shares      Amount     Shares      Amount  Receivable  Capital    Warrants   Warrants    Stage      Expense
                    ----------------------------------------------------------------------------------------------------------------
Exercise of
 common stock
 options                     -   $       -     110,000  $   2,200  $      - $  181,575  $      -  $       - $         -  $      -

Issuance of
 common stock
 and common
 stock warrants
 for cash, net
 of expenses                 -           -   1,263,189     25,264         -  2,180,343   310,994    388,158           -         -

Issuance of
 common stock
 for services                -           -     100,000      2,000         -    210,500         -          -           -         -

Net loss                     -           -           -          -         -          -         -          -  (4,274,003)        -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1997           -           -  10,129,842    202,597  (209,200)12,113,346   310,994    388,158 (12,225,447)  (40,200)

Exercise of
 common stock
 warrants                    -           -      85,000      1,700         -    168,300         -          -           -         -

Issuance of
 common stock
 and conversion
 of Series C
 warrants to
 Series D warrants           -           -     256,598      5,132         -     (5,132) (310,994)   388,158           -         -

The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

                                      F-9

SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


                                                                                                              Deficit
                                                                   Common                                    Accumulated
                         Preferred Stock       Common Stock      Stock Sub- Additional                       During the   Deferred
                    --------------------- --------------------   scriptions  Paid-in    Series C   Series D  Development Consulting
                      Shares      Amount     Shares      Amount  Receivable  Capital    Warrants   Warrants    Stage      Expense
                    ---------------------------------------------------------------------------------------------------------------
Issuance of
 common stock
 and common
 stock warrants
 for cash, net
 of expenses                 -   $       -   1,860,000  $  37,200  $      - $2,518,159  $      - $1,078,800  $        - $       -

Issuance of
 common stock
 warrants for
 service                     -           -           -          -         -          -         -    163,500           -         -

Cash received
 for stock
 subscriptions
 receivable                  -           -           -          -     9,000          -         -          -           -         -

Issuance of
 common stock
 options for
 services                    -           -           -          -         -      7,200         -          -           -         -

Issuance of
 common stock
 for services                -           -      25,000        500         -    (13,500)        -     13,000           -         -

Net loss                     -           -           -          -         -          -         -          -  (4,197,567)        -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1998           -           -  12,356,440    247,129  (200,200)14,788,373         -  1,954,452 (16,423,014)  (40,200)

Reduction in stock
  subscriptions
  receivable                 -           -           -          -   200,200          -         -          -           -         -

The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

                                      F-10

SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)


                                                                                                              Deficit
                                                                   Common                                    Accumulated
                         Preferred Stock       Common Stock      Stock Sub- Additional                       During the   Deferred
                    --------------------- --------------------   scriptions  Paid-in    Series C   Series D  Development Consulting
                      Shares      Amount     Shares      Amount  Receivable  Capital    Warrants   Warrants    Stage      Expense
                    ---------------------------------------------------------------------------------------------------------------
Modification
 of options
 previously
 granted to
 employees                   -  $        -           -  $       - $       -  $  97,126  $      -  $       -  $        -  $      -

Stock options
 granted in
 exchange for
 services
 rendered                    -           -           -          -         -    (20,100)        -          -           -    20,100

Stock options
 forfeited                   -           -           -          -         -          -         -          -           -    20,100

Net income                   -           -           -          -         -          -         -    359,231           -         -
                    ---------------------------------------------------------------------------------------------------------------
BALANCE as of
 December 31, 1999           -  $        -  12,356,440 $  247,129 $       -$14,865,399 $       - $1,954,452$(16,063,783) $      -
                    ===============================================================================================================

The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.


SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash


                                                                                                      Period from
                                                                   Year Ended December 31,            Inception to
                                                              ------------------------------------    December 31,
                                                                     1999              1998               1999
                                                              ---------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                          $      359,231    $   (4,197,567)    $   (16,035,614)
    Adjustments to reconcile net income (loss) to net cash
        Depreciation and amortization                                 382,597           430,315           1,340,570
        Allowance for doubtful accounts receivable                    125,800                 -             125,800
        Common stock issued for services                                    -                 -             231,000
        Noncash consulting expense                                    117,226            23,700             381,726
        Loss on disposition of assets                                 105,762           754,803           1,281,848
        Changes in operating assets and liabilities:
             Accounts receivable                                      359,110          (460,156)           (135,374)
             Unbilled receivables on contracts                        142,414          (142,414)                  -
             Inventories                                                2,520            69,832                   -
             Prepaid expenses and other                                 7,887            19,460             (36,869)
             Amounts due from related parties                          21,663           (24,808)             (3,145)
             Other assets                                                   -             1,143             (27,000)
             Accounts payable                                         (12,546)         (452,710)              4,692
             Accrued liabilities                                     (201,782)           36,275             120,983
             Amounts due to related parties                                 -          (127,195)                  -
             Deferred royalty revenue                              (3,750,000)        2,000,000                   -
                                                              ---------------------------------------------------------

              Net cash used in operating activities                (2,340,118)       (2,069,322)        (12,751,383)
                                                              ---------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                (35,940)         (709,827)         (2,918,848)
    Purchase of patents and technology                                      -                 -            (356,146)
    Proceeds from the sale of assets                                    2,000             4,517               6,517
                                                              ---------------------------------------------------------

              Net cash used in investing activities                   (33,940)         (705,310)         (3,268,477)
                                                              ---------------------------------------------------------

The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.


SPECIALIZED HEALTH PRODUCTS international, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Increase (Decrease) in Cash


                                                                                                    Period from
                                                                   Year Ended December 31,          Inception to
                                                              -----------------------------------   December 31,
                                                                   1999             1998                1999
                                                              --------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                       $           -     $   2,725,359     $    12,487,801
   Proceeds from issuance of common stock warrants                          -         1,078,800           1,777,952
   Proceeds from stock subscriptions                                   74,400             9,000             413,700
   Proceeds from issuance of preferred stock                                -                 -           1,164,001
   Proceeds from issuance of redeemable preference stock                    -                 -             240,000
   Payments on redeemable preference stock and dividends                    -                 -            (268,169)
   Net repayments on stockholder loans                                      -                 -             385,000
                                                              --------------------------------------------------------
              Net cash provided by financing activities                74,400         3,813,159          16,200,285
                                                              --------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                    (2,299,658)        1,038,527             180,425

CASH AT BEGINNING OF THE PERIOD                                     2,480,083         1,441,556                 -
                                                              --------------------------------------------------------
CASH AT END OF THE PERIOD                                       $     180,425     $   2,480,083     $       180,425
                                                              ========================================================

   For the period from inception to December 31, 1999, the Company recorded in-kind dividends on the redeemable preferred stock of $28,169.

   For the period from inception to December 31, 1999, the Company issued common stock for subscriptions receivable of $548,000.

   For the period from inception to December 31, 1999, the Company converted certain stockholder loans and amounts due to stockholders to common stock totaling $485,000.



The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)    NATURE OF OPERATIONS AND BUSINESS COMBINATION

Nature of Operations

Specialized Health Products International, Inc. together with its wholly and majority owned subsidiaries, Specialized Health Products, Inc. ("SHP"), Specialized Cooperative Corporation ("SCC"), Iontophoretics Corporation ("IPC"), and Safety Syringe Corporation ("SSC") (collectively, the "Company") is a development stage company which is primarily engaged in developing cost-effective, disposable, proprietary healthcare products designed to limit or prevent the risk of accidental needle sticks which may cause the spread of blood-borne diseases such as HIV/AIDS and hepatitis B. The Company's activities since inception have focused on research and development of products, obtaining financing, recruiting personnel and identifying and contracting with manufacturers, distributors and strategic partners. The Company has a portfolio of proprietary, safety healthcare products that are in various stages of production, pre-production, development and research. The Company principally intends to use third parties to manufacture, market and distribute its products worldwide.

Development Stage Presentation

The Company is in the development stage and has incurred significant cumulative net losses. The Company experienced only minimal profitability in 1999 and prior to that incurred net losses since inception. The Company incurred negative cash flows from operating activities of $2,340,118 and $2,069,322 during the years ended December 31, 1999 and 1998, respectively. Sales of the products based on the Company's proprietary technologies have been minimal. As of December 31, 1999, the Company had an accumulated deficit of $16,063,783. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon several factors including the Company's success in raising sufficient funding, bringing its products to commercialization, reducing costs and entering into favorable contracts with third-party manufacturers, distributors and strategic partners.

Although there can be no assurance, the Company believes that existing cash and expected cash flows from existing and potential distribution and license agreements (see Note 3), will be sufficient to support the Company's operations at least through December 31, 2000. Management has negotiated agreements with third parties to assist in the development, financing, manufacturing and distribution of its products under development or near commercialization. The Company's inability to obtain additional funding, as required, could severely impair its business operations and there can be no assurance that the Company's operating plan will be successful.

The Company is subject to certain risk factors due to its development stage status, the industry in which it competes and the nature of its operations. Many of these factors may be unforeseen and beyond the Company's control. These risk factors include:

a) The Company has experienced limited sales of its Safety Cradle(R) sharps container products, the Company's only currently commercialized product. There is no assurance that other products will be commercially viable and no assurance can be given that the Company will have sufficient sales or a sufficient customer base to become profitable. The business prospects of the Company will be affected by expenses, operational issues and uncertainties frequently encountered in the development of a business enterprise in a competitive environment.

b) The Company's need for capital during the next year or more will vary based upon a number of factors, including the rate at which demand for its products expands, the level of sales and marketing activities for the Safety Cradle(R) sharps container product and the level of effort needed to develop and commercialize other products utilizing the Company's medical needle and other technologies. If additional funds are not successfully raised, the lack of liquidity will likely have a material adverse effect on the Company.

c) The Company's safety medical products may not be accepted by the market. Market acceptance of the Company's products will depend in large part upon the Company's ability to demonstrate the operational advantages, safety, efficacy, and cost-effectiveness of its products compared to competing products and its ability to distribute through major medical distributors and strategic partners.

d) Regulation is a significant factor in the development and marketing of the Company's products and in the Company's ongoing manufacturing and research and development activities. The Company and its products are regulated, in part, by the Federal Food, Drug, and Cosmetic Act which is administered by the United States Food and Drug Administration. The process of obtaining required regulatory clearances or approvals for products can be time-consuming and expensive.

e) The Company anticipates that it will be dependent on third-party contracts for the distribution of its products, none of which have been successful to date.

f) The Company operates in a very competitive market and there is no assurance that development of superior competing products and changes in technology will not eliminate the need for the Company's products. The introduction of competing products could adversely affect the Company's attempts to develop and market its products successfully.

g) The Company's future success depends in part on its ability to protect its intellectual property and maintain the proprietary nature of its technology through a combination of patents and other intellectual property arrangements. There can be no assurance that the protection provided by patents will be broad enough to prevent competitors from introducing similar products or that such patents, if challenged, will be upheld by the courts of any jurisdiction.

h) The sale of medical devices entails an inherent risk of liability in the event of product failure or claim of harm caused by product operation. The Company currently maintains product liability insurance; however, there is no assurance that the Company will be able to maintain adequate product liability insurance with acceptable terms in the future.

Business Combination

SHP was organized in November 1993. In July 1995, SHP entered into a business combination with Russco, Inc. wherein it became a wholly owned subsidiary of Russco and Russco's name was changed to Specialized Health Products International, Inc. ("SHPI"). Russco was organized in February 1986. Russco had no significant operations and minimal capital with which to conduct its business.

At the closing of the business combination, Russco's 300,000 shares of common stock remained outstanding as common stock of the Company and Russco issued 3,602,403 shares of its common stock for all of the issued and outstanding shares of SHP's common and preferred stock. The business combination was treated as a reverse merger for accounting purposes. SHP was determined to be the acquiring company even though Russco issued its common shares to acquire SHP because the stockholders of SHP received the significant majority of the outstanding common stock of the Company. In addition, management of SHP became the management of the Company. Because Russco had limited operations, the business combination was accounted for as a purchase transaction with the net assets of Russco (which were insignificant) being recorded at their estimated fair value at the date of closing and the operating results of Russco prior to the business combination not being included with the historical operating results of SHP.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SHPI and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of checking and money market accounts at a bank. As of December 31, 1999, the Company had demand deposits at a bank in excess of the $100,000 limit for insurance by the Federal Deposit Insurance Corporation.

Property and Equipment

Property and equipment are stated at cost and consist primarily of manufacturing molds and equipment, office furniture and fixtures and construction-in-progress. Manufacturing molds and equipment are depreciated using the straight-line method over seven years or the units-of-production method, whichever is greater. All other property and equipment are depreciated using the straight-line method based on the estimated useful lives of the related assets which are five years.

Maintenance and repairs are charged to expense as incurred and costs of improvements and betterments are capitalized. Upon disposal or sale, the related asset costs and accumulated depreciation are removed from the accounts and resulting gains or losses are reflected in current operations.

Costs incurred in connection with the fabrication and construction of manufacturing molds and equipment are capitalized as construction-in-progress. No depreciation is recognized on these assets until they are placed in service.

Other Assets

Other assets consist primarily of purchased technology rights and patents, and related patent costs such as outside legal fees. These costs are being amortized on a straight-line basis over seven years. Accumulated amortization totaled approximately $423,000 at December 31, 1999. Management evaluates the recoverability of these costs on a periodic basis, based on sales of the product related to the technology, existing or expected sales contracts, revenue trends and projected cash flows.

Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. In accordance with SFAS No. 121, the Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable.

During 1999, the Company adjusted the estimated useful lives of certain manufacturing molds in order to properly reflect the realized value of the molds at December 31, 1999. As a result of the adjustment, an additional $108,554 of depreciation expense was recognized during 1999.

During 1998, the Company elected to abandon the further manufacture and distribution of the ExtreSafe(R) Lancet Strips. As a result, the Company wrote off $49,853 of inventory, $7,380 of patent costs, net of accumulated amortization, and $739,924 of fixed assets, net of accumulated depreciation, related to the discontinued product that cannot be utilized by the Company for other purposes.

Also during 1998, the Company adjusted the estimated useful lives of certain patents in order to properly reflect the fair market value of the patents at December 31, 1998. As a result of the adjustment, an additional $144,169 of amortization expense was recognized during 1998.

Revenue Recognition

Sales are recognized when product is shipped to the customer. Development fees are recognized in the period that the related services are performed. Royalty revenues are recognized as revenues when the related products are sold or upon the Company's fulfillment of any future obligation under the related agreements.

Research and Development Costs

Research and development costs are expensed as incurred.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled.

Fair Value of Financial Instruments

The book values of the Company's financial instruments approximate their fair values. The estimated fair values have been determined using appropriate market information and valuation methodologies.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has issued SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. This statement is effective for fiscal years beginning after June 15, 2000, and is not expected to have a material impact on the Company's consolidated financial statements.

Basic and Diluted Net Income (Loss) Per Common Share

As a result of the Company incurring net losses for the year ended December 31, 1998, both basic and diluted net loss per common share for that year are based on the weighted average number of common shares outstanding. Stock options and warrants prior to conversion are not included in the calculation of diluted net loss per common share for that year because their inclusion would be antidilutive, thereby reducing the net loss per common share. Options and warrants to purchase 6,020,287 shares of common stock at exercise prices ranging from $1.25 to $2.625 per share were outstanding at December 31, 1999 but were not included in the computation of diluted EPS for the year then ended because the exercise price was greater than the average market price of the common shares and as such, their inclusion would be antidilutive. Options to purchase 18,000 common shares were dilative and therefore were considered in the 1999 calculation of diluted EPS.

Reclassifications

Certain reclassifications have been made in the prior years' consolidated financial statements to conform to the current year presentation.

(3)      DISTRIBUTION AND LICENSE AGREEMENTS

Becton Dickinson and Company

In August 1996, the Company entered into an exclusive distribution agreement with Becton Dickinson and Company Sharps Disposal Systems Division relating to the Company's Safety Cradle(R) sharps container products. The agreement granted Becton Dickinson an exclusive worldwide right to market and distribute the Company's sharps container products for an initial term of three years. The first sales pursuant to the agreement occurred in the first quarter of 1997; however, as a result of Becton Dickinson's failure to meet minimum purchase requirements set forth in the agreement, the Company terminated the agreement during 1998. Sales of the Safety Cradle(R) sharps have been minimal.

In May 1997, the Company entered into an exclusive license agreement with Becton Dickinson and Company Infusion Therapy Division relating to a single application of the Company's ExtreSafe(R) safety needle withdrawal technology. Pursuant to the terms of the agreement, Becton Dickinson paid $4,000,000 to the Company of which $3,750,000 was for advanced royalties for sales of product and $250,000 was for a product development fee. In June 1999, Becton Dickinson and the Company amended the license agreement. The amendment provides that the $3,750,000 previously paid by Becton Dickinson to the Company will not be credited against future earned royalties and the Company will have no further obligation of any kind to Becton Dickinson with respect to these payments. Accordingly, the $3,750,000 of deferred royalty revenue was recognized as revenue during 1999. The Company will not be manufacturing product in connection with the license agreement.

Johnson & Johnson Medical, Inc.

In December 1997, the Company entered into an agreement with Johnson & Johnson Medical, Inc. to commercialize two applications of the Company's safety needle technologies in one restricted field-of-application of the technology. The agreement provides for monthly development payments by Johnson & Johnson, sharing of field related patent costs, payments for initial periods of low volume manufacturing, an ongoing royalty stream and a Johnson & Johnson investment in molds, assembly equipment and other capital costs related to commercialization of each product.

The agreement also provides for an ongoing joint cooperative program between Johnson & Johnson and the Company which derives future funding directly from sales of Company created products, the possibility of low volume manufacturing revenue for the Company and an ongoing royalty stream for additional safety products which are jointly approved for development. The Company anticipates that Johnson & Johnson will perform substantially all of the manufacturing under the Johnson & Johnson agreement during 2000. The Company and Johnson & Johnson also entered into arrangements whereby they are pursuing development and commercialization of four additional products. The Company anticipates that sales of one product under the Johnson & Johnson agreement will begin in the year 2000 with additional products scheduled for introduction into the market in 2001. There is no assurance that the Company will realize revenues under the Johnson & Johnson agreement or that any of these products will be launched as anticipated.

Kendall Healthcare Products Company

In November 1999, the Company and Kendall Healthcare Products Company, a division of Tyco Healthcare Group LP ("Kendall") entered into a Development and License Agreement (the "Kendall Agreement") relating to one application of the Company's needle technology in the production of a line of safety medical needle products, including six syringe products and five other safety needle products. The Kendall Agreement became effective March 29, 2000 upon obtaining the required approvals of Kendall and the Company. In April 2000, the Company received $1,500,000, less $35,044 representing the Company's share of certain patent filing costs, under the Kendall Agreement and will receive an additional $1,000,000 upon the sale of commercial quantities of products, in exchange for the Company assigning to Kendall the FlexLoc(R) and ReLoc(TM) trademarks and two related patents for one technology. The assignment of the patent rights to Kendall is subject to a preexisting license agreement and the retention by the Company of an exclusive, royalty free worldwide license in a number of strategic product areas. The Kendall Agreement also provides for SHPI to receive development fees and ongoing royalties, including a $500,000 advance royalty payment upon the sale of commercial quantities of products. It is anticipated that Kendall will manufacture all products that are subject to the Kendall Agreement. There is no assurance that products will be launched as anticipated or that the Company will realize revenues under the Kendall Agreement.

(4)      INVESTMENT IN QUANTUM IMAGING CORPORATION

In October 1995, the Company entered into a joint venture agreement with Zerbec, Inc. ("Zerbec"). Under the terms of the agreement, the Company and Zerbec formed Quantum Imaging Corporation ("QIC"), a Utah corporation, to develop, manufacture, distribute and market products and technologies using a patented solid state filmless digitized imaging system. For a 50 percent interest in QIC (before considering potential dilution as a result of not meeting funding requirements), the Company was obligated to pay QIC $15,000 a month, which in turn was paid to Zerbec to perform research and development on QIC's behalf through March 31, 1997. The Company was also obligated to pay the general and administrative expenses of QIC up to $15,000 per month through March 31, 1997. Subsequent to March 31, 1997, the Company continued to pay certain research and development and general and administrative expenses. The Company provided funding to QIC of approximately $49,500 and $469,300 during 1999 and 1998, respectively, all of which the Company expensed and QIC used to fund research and development and to cover administrative expenses. Assets and liabilities of QIC were insignificant as of December 31, 1999.

During 1999, Zerbec exercised its option to acquire two thirds of the Company's interest in QIC for nominal consideration. As a result of Zerbec exercising its rights, the Company's ownership was reduced to approximately 17 percent of the outstanding common stock of QIC.

(5)      TECHNOLOGY OPTION TO PURCHASE AGREEMENT

In June 1998, the Company entered into an Option to Purchase Agreement (the "Option Agreement") with the University of Texas System to purchase certain patents and related technology, research and development for a total purchase price of $2,400,000. In accordance with the Option Agreement, a $240,000 non-refundable payment was made in July 1998 with the balance of $2,160,000 to be paid within 30 days of the exercise of the purchase option. The Company retained the exclusive right to exercise the option and acquire the patents and related technology for a period of one year from the date of the execution of the Option Agreement or within 14 days of notification of successful completion of animal toxicity studies. The Company received notice of successful completion of the toxicity studies in February 1999 and subsequently entered into four amendments to the Option Agreement resulting in extensions of the exercise period through May 2000. The Company paid a total of $265,000 in extension fees. The Company was reimbursed for the majority of these fees from a third party who expressed an interest in acquiring the technology from the Company upon exercise of the option. Subsequent to December 31, 1999, the third party determined that it would not complete the acquisition. As the Company was not in a position to exercise the option, the option was allowed to expire effective January 23, 2000. The Company has no obligation to make additional cash payments to the University of Texas System.

In connection with this Option Agreement, the Company entered into consulting agreements with three individuals who were the principal inventors of the technology. These consulting agreements provide for the individuals to assist the Company to successfully develop the related technology. The individuals were to provide a minimum of 50 hours of services annually for which they would be compensated at a rate of $150 per hour. Each individual also executed stock option agreements with the Company's subsidiary, IPC, which is the entity entering into the Option Agreement and the individual consulting agreements. The stock option agreements provide for the individuals to purchase up to 40,000 shares of IPC common stock at an exercise price of $.01 per share in 10,000 share increments based on achieving certain milestone events in the future. During 1998, IPC recorded $7,200 of consulting expense related to the granting of these options. During 1999, based on the achievement of certain milestones, 20,000 of the options granted to each of the three individuals vested, at which time one individual elected to exercise the options in exchange for 20,000 shares of IPC no par value common stock.

(6)      COMMITMENTS AND CONTINGENCIES

Lease Obligations

The Company leases office space, equipment, and vehicles under noncancellable operating leases. The following summarizes future minimum lease payments under operating leases at December 31, 1999:

                   Year Ending December 31,
                   ------------------------
                            2000                   $      295,000
                            2001                          306,766
                            2002                          319,001
                            2003                          135,366
                                                  -----------------
                                                   $    1,056,133
                                                  =================

Rental expense for the years ended December 31, 1999 and 1998 totaled approximately $315,000 and $204,000, respectively.

Royalty Agreements

In connection with acquiring technology rights and patents, the Company entered into various royalty agreements. Generally, the agreements required royalties to be paid based on various percentages of revenues generated from the related technologies or patents. In order to maintain certain licenses, the Company was obligated to pay minimum royalties, of which the Company paid $20,000 during 1998.

The Company elected to abandon the further manufacture and distribution of the product utilizing the technology encompassed by one of these royalty agreements. As a result, the royalty agreement was terminated by the Company and related technology rights and patents were forfeited during 1998. All inventory, patents and fixed assets used in the manufacture of the discontinued product, which cannot be utilized by the Company for other purposes, were written off in 1998 (see Note 2).

In January 1998, the Company issued warrants to purchase 750,000 common shares with an exercise price of $2.00 per share to a director and officer of the Company and his assigns in consideration of the Company's release from its obligations under certain royalty agreements (see Note 11). As a result of these events, the Company has no further obligations under any royalty agreements.

Employment Agreements

The Company has entered into an employment agreement with one of its key employees. The agreement is for a term of three years and provides for an annual aggregate base salary of $190,000 to be reviewed annually by the Compensation Committee of the Board of Directors and adjusted as deemed appropriate. Upon termination of employment without cause, salary and certain benefits will continue to be paid through the expiration of the agreement. The agreement has customary provisions for other benefits and includes noncompetition clauses.

In December 1998 and again in November 1999, a previously existing employment agreement was amended to allow for two cash payments totaling $115,000 in exchange for outstanding common stock warrants held by the employee. The exchange may be elected by the employee if the fair market value of the Company's common stock does not reach specified amounts by January 31, 1999 and January 31, 2001. Additionally, the January 31, 2001 exchange may be accelerated, at the employee's option, should the Company's consolidated cash position fall below a specified level. Upon election of the accelerated exchange, the cash compensation would be reduced by $625 each month between the date the exchange occurs and January 3,1 2001. On January 31, 1999, the Company paid $50,000 to the employee upon exercise of the first option.

Litigation

The Company was involved in litigation with Lerrink, Swann & Company ("Leerink") with respect to a dispute over investment banking commissions. In July 1999, the parties entered into a Settlement Agreement and General Release of Claims whereby the Company paid Leerink $140,000 and all claims relating to the lawsuit were released and the lawsuit was dismissed. The Company entered into the Settlement Agreement in order to minimize the ongoing cost and expenses relating to the litigation as well as the disruption to its business.

(7)      STOCK OPTIONS

During 1994, the Board of Directors of SHP approved a nonqualified stock option plan for its officers, directors and employees, and authorized 396,000 shares of common stock for issuance. During 1994, options to acquire 396,000 common shares were granted at prices ranging from $.39 to $1.11 per share. The exercise prices of the options were equivalent to the estimated fair market value of the underlying stock as determined by SHP's Board of Directors at the dates of grant. No options were exercised or lapsed during 1994. On the date of the business combination, as discussed in Note 1, all of the options issued under the plan became outstanding obligations of the Company. On September 1, 1995, options to acquire 288,000 shares were exercised, primarily by directors and officers of the Company, from which the Company received $209,500 in non-interest bearing common stock subscriptions receivable. All common stock subscriptions receivable are due upon demand. During 1996, options to acquire 45,000 shares were exercised at $.39 per share and 22,500 options were canceled. The remaining 40,500 options became exercisable during 1997, of which 22,500 were exercised at $.39 per share. As of December 31, 1999, 18,000 options are exercisable at $.39 per share. These options expire in September 2005.

Effective September 1995, the Company's Board of Directors approved the adoption of the Specialized Health Products International, Inc. Stock Option Plan. The plan is a nonqualified stock option plan and is administered by the Board of Directors. The plan provided for the issuance of 1,500,000 shares of common stock to officers, directors, other key employees and consultants. The exercise prices of the options granted under this plan may not be less than 100 percent of the fair market value of the underlying common stock on the date of grant. The options are exercisable for a period defined by the Board of Directors at the date granted; however, no stock option may be exercisable more than five years from the date of grant.

Effective August 1998, adoption of the Specialized Health Products International, Inc. 1998 Stock Option Plan was approved by the Company's Board of Directors. The plan is a nonqualified stock option plan and is administered by the Board of Directors. The plan provides for the issuance of up to 2,000,000 shares of common stock to directors, officers, employees and consultants. The exercise prices of the options granted may not be less than the greater of $2.00 per share of common stock or the fair market value (or 110 percent of such fair market value when the optionee is a ten percent stockholder) of the underlying common stock on the date of grant. The options are exercisable for a period not to exceed ten years (or five years when the optionee is a ten percent shareholder) from the date of grant.

As permitted by SFAS No. 123, the Company applies APB Opinion No. 25 ("APB No. 25") and related interpretations in accounting for certain aspects of its stock-based compensation plans. Accordingly, no compensation cost has been recognized for stock options granted to officers, directors and other key employees as options were granted at the intrinsic fair market value. The Company recognized $117,226 and $23,700 of consulting expense during 1999 and 1998, respectively, related to certain options and warrants granted to nonemployee consultants in accordance with SFAS No. 123.

Had compensation cost been determined based on the fair value at the grant date for awards under its plans consistent with the method prescribed by SFAS No. 123, the Company's net loss and basic and diluted net loss per common share would have been increased to the pro forma amounts presented below:

                                                   1999             1998
                                            ---------------- -----------------
Net income (loss):            As reported      $ 359,231     $   (4,197,567)

                              Pro forma          279,915         (4,769,148)

Basic net income (loss) per
  common share:               As reported            .03               (.35)
                              Pro forma              .02               (.39)


Diluted net income (loss)
 per common share:            As reported            .03               (.35)
                              Pro forma              .02               (.39)


Because the SFAS No. 123 method of accounting has not been applied to options and certain warrants granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

A summary of the status of the Company's option plans as of December 31, 1999 and 1998, and changes during the years then ended is presented below:

                                        1999                             1998
                           -------------------------------- --------------------------------
                                              Wtd. Avg.                        Wtd. Avg.
                               Shares      Exercise Prices      Shares      Exercise Prices
                           --------------- ---------------- --------------- ----------------
Outstanding at beginning
 of year                       1,493,500        $ 2.11          1,481,500       $ 2.11
Granted                          254,000          2.00             35,000         1.65
Exercised                            -             -                    -
Forfeited                        (94,000)         0.85            (23,000)        1.55
                           ---------------                  ---------------
Outstanding at
  end of year                  1,653,500          2.08          1,493,500         2.11
                           ===============                  ===============

Exercisable at
  end of year                  1,458,500          1.30          1,307,905         2.06
                           ===============                  ===============

Weighted average fair value
of options granted           $      0.32                      $       .74
                           ===============                  ===============

The following table summarizes information about the stock options outstanding at December 31, 1999:

                                           Options Outstanding                           Options Exercisable
                            --------------------------------------------------- --------------------------------------
                                 Number           Wtd. Avg.                           Number
                               Outstanding        Remaining        Wtd. Avg.        Exercisable         Wtd. Avg.
         Range of              At December       Contractual       Exercise         at December          Exercise
       Exercise Prices          31, 1999            Life             Price           31, 1999             Price
   ------------------------ ------------------ ----------------- -------------- -------------------- -----------------
    $     0.3900                     18,000         0.67 years    $   0.3900              18,000       $     0.3900
          1.2500                     10,000         3.85              1.2500              10,000             1.2500
          1.6250                      5,000         3.60              1.6250               5,000             1.6250
          1.7500                      5,000         3.44              1.7500               5,000             1.7500
          1.8125                     10,000         3.38              1.8125                   -               -
          2.0000                  1,293,310         1.26              2.0000           1,138,310             2.0000
          2.0625                     50,000         2.87              2.0625              25,000             2.0625
          2.6250                    262,190         1.84              2.6250             257,190             2.6250
                            ------------------                                  --------------------
    $.39 to 2.625                 1,653,500                       $   2.076            1,458,500       $     1.3010
                            ==================                                  ====================

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999 and 1998: risk-free interest rate of 6.0 percent in both years; expected lives of 2 years and 2.4 years, respectively; expected dividend yields of zero percent in both years; expected volatility of 68 percent in both years.

In calculating the pro forma net loss and pro forma basic and diluted net income
(loss) per share, the Company has also considered the effect of 800,000 common stock warrants issued to a director and officer (see Notes 6 and 11) and an employee of the Company during 1998. The issuance of the warrants were accounted for in accordance with APB No. 25. For disclosure purposes under SFAS No. 123, the fair value of each warrant granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used: risk-free interest rate of 6.0 percent; expected lives of 2 years; expected dividend yield of zero; expected volatility of 68 percent.

(8)      RECENT CAPITAL TRANSACTIONS

In January 1998, the Company completed a private placement offering (the "January Private Placement") in which it sold 2,610,000 units at $2.00 per unit for total consideration of approximately $4,948,500, net of expenses. Each unit consists of one share of the Company's common stock and one Series D warrant to purchase one share of common stock at a price of $2.00. Of the total net proceeds, approximately $1,365,200 was received in December 1997 and approximately $3,583,300 was received in January 1998. The Company allocated approximately $1,350,800 of the total proceeds to the Series D warrants based on their relative fair values. Of the total units, 750,000 were sold in December 1997 and 1,860,000 were sold in January 1998.

Pursuant to requirements of the private placement offering in January 1998, the Company provided accredited investors in the Company's March 1997 private placement offering with the opportunity to exchange the securities purchased in the March 1997 placement for a number of units the investor could have purchased in the January 1998 placement had the investment been made under the January 1998 placement terms rather than the March 1997 terms. In February 1998, all of the March 1997 accredited investors elected to convert to the January 1998 placement terms in reliance on the registration exemption found in Rule 506 of Regulation D and Sections 3(9) and 4(2) of the Securities Act. As a result of the conversion, all outstanding Series C warrants were canceled and the Company issued 256,598 additional shares of common stock and 769,787 additional Series D warrants.

The Series D warrants are exercisable for a period of two years from the effective date of a registration statement covering the resale of the shares of common stock underlying the Series D warrants by the holder, which period shall be extended day-for-day for any time that a prospectus meeting the requirements of the Securities Act of 1933 is not available. Such a registration statement has yet to be filed. The Company may accelerate the expiration of the Series D warrants in the event that the average market price of the Company's common stock exceeds $6.00 per share for ten consecutive trading days. In the event the Company accelerates the expiration of the Series D warrants, the holders of the Series D warrants would be permitted to exercise the Series D warrants during a period of not less than 20 days following notice of such event.

In March 1998, the Company issued 25,000 shares of common stock and 25,000 Series D warrants to an unaffiliated financial advisor in connection with the January Private Placement. The fair market value of these shares and options were offset against the gross private placement proceeds as offering costs.

In July 1998, certain Series B warrants were exercised resulting in the issuance of 85,000 shares of common stock with proceeds to the Company of $170,000. The remaining Series A and B warrants have expired.

The following summarizes all warrant activity for the Company for the years ended December 31, 1999 and 1998.

                                           1999                             1998
                              -------------------------------- -------------------------------
                                                 Wtd. Avg.                       Wtd. Avg.
                                                  Exercise                        Exercise
                                  Shares           Prices          Shares          Prices
                              ---------------- --------------- --------------- ---------------
Outstanding at beginning of
  year                              4,409,787       $ 2.00         5,322,313     $  2.62
Granted                                25,000         2.00         3,659,787        2.00
Exercised                              -                -            (85,000)       2.00
Forfeited                             (50,000)        2.00        (4,487,313)       2.73
                              ----------------                 ---------------
Outstanding at end of year          4,384,787       $ 2.00         4,409,787     $  2.00
                              ================                 ===============

(9)     INCOME TAXES

The Company recognized no income tax expense in 1999 and 1998 due to its incurring net operating losses. The Company did not record any income tax benefit related to the net operating losses and other deferred tax assets as management established a valuation allowance against the entire amount of those assets. Significant components of the Company's deferred income tax assets and deferred income tax liabilities as of December 31, 1999 are as follows:

                                                                       1999
                                                               ---------------------
Deferred income tax assets:
   Net operating loss carryforwards                               $    5,380,305
   Non cash compensation expense                                         107,471
   Accrued vacation                                                        9,746
   Loss on disposition of assets                                         213,262
   Patent costs                                                          169,698
   Other                                                                   6,069
                                                               ---------------------
       Total gross deferred income tax assets                          5,886,551
   Less valuation allowance                                           (5,544,357)
                                                               ---------------------
       Net deferred income tax assets                                    342,194

Deferred income tax liability -
  Property and equipment                                                (342,194)
                                                               ---------------------
       Net deferred income tax liability                          $           -
                                                               =====================

The net change in the total valuation allowance for the year ended December 31, 1999 was a decrease of $298,935.

At December 31, 1999, the Company had total tax net operating losses of approximately $14,424,000 that can be carried forward to reduce federal income taxes. If not utilized, the tax net operating loss carryforwards begin to expire in 2009. As defined in Section 382 of the Internal Revenue Code, the Company has undergone a greater than 50 percent ownership change. Consequently, a certain amount of the Company's tax net operating loss carryforwards available to offset future taxable income in any one year may be limited. The maximum amount of carryforwards available in a given year is limited to the product of the Company's value on the date of ownership change and the federal long-term tax-exempt rate, plus any limited carryforwards not utilized in prior years.

(10)     EMPLOYEE BENEFIT PLAN

Employees who are 21 years of age are eligible for participation in the Specialized Health Products 401(k) Plan and may elect to make contributions to the plan. The Company matches 100 percent of such contributions up to five percent of the individual participant's compensation. The Company's combined contribution to the plan was approximately $66,800 and $66,900 for the years ended December 31, 1999 and 1998, respectively.

(11)     RELATED-PARTY TRANSACTIONS

In January and February 1999, the Company entered into consulting agreements with a former director and officer of the Company and relatives of a director and officer of the Company. During 1999, the Company paid approximately $218,000 under these agreements.

During 1999, the Company entered into an agreement with a consulting services firm of which one of the Company's board members is a partner. In exchange for consulting services rendered during the year, the Company paid approximately $90,000 (including reimbursement of costs) under the agreement.

In January 1998, 1,000,000 shares of the Company's common stock and 1,000,000 Series D common stock warrants were issued to Johnson & Johnson Development Corporation in conjunction with the private placement offering closed on January 20, 1998. Johnson & Johnson owns 8.1 percent of the Company.

The Company had entered into certain license agreements with a director and officer of the Company as a result of the acquisition of certain technology rights and patents. Under the terms of the agreements, the Company was obligated to pay minimum royalty payments totaling $435,000 over six years. In January 1998, the Company issued 750,000 common stock warrants as consideration for a release from its obligations under these royalty agreements (see Note 6). Each warrant is redeemable for one share of the Company's common stock at a price of $2.00 per share. The warrants are currently exercisable and expire on December 31, 2002.

During 1998, the Company advanced approximately $28,700 to a former director and stockholder of the Company. The advance was non-interest bearing and was repaid in full during 1998.

In December 1997, the Company borrowed $45,000 from one of its directors and officers to assist in the cash flow needs of the Company. The loan bore interest at 10 percent and was repaid in full in January 1998.

In 1995, the Company entered into an agreement with a former director, the president and a vice president of the Company, whereby these individuals had the opportunity to receive up to an aggregate of 2,000,000 shares of common stock based upon the Company achieving a specified pre-tax consolidated income over a certain period of time. The Company did not reach the levels specified in the agreement for any period. As such, the earn-out shares did not vest and the agreement expired effective December 31, 1998.

(12)     SUBSEQUENT EVENTS

In January 2000, the Company granted to various employees options to acquire 299,000 shares of the Company's common stock at an exercise price of $2.00 per share. The options vest over a three-year period and are exercisable for a period of ten years from the date of grant.

In February 2000, the Company entered into an agreement with a consulting services firm of which a stockholder of the Company is a partner. In exchange for services rendered, the Company will make cash payments to the consulting firm on a contingent fee basis. Under circumstances defined in the agreement, the Company may elect to pay all of part of the service fee with shares of the Company's common stock. These shares would be issued at a 25 percent discount from the average daily closing bid and ask prices of the common stock during the period as defined in the agreement.

        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                      (A Company in the Development Stage)

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

         ASSETS                                                             September 30,           December 31,
                                                                                 2000                   1999
                                                                           -----------------     -------------------
CURRENT ASSETS:
   Cash                                                                 $           71,939     $          180,425
   Accounts receivable                                                              45,412                135,374
   Prepaid expenses and other                                                       12,326                 36,869
   Amounts due from related parties                                                  1,400                  3,145
                                                                           -----------------     -------------------
     Total current assets                                                          131,077                355,813
                                                                           -----------------     -------------------

PROPERTY AND EQUIPMENT, at cost:
   Manufacturing molds                                                             474,633                474,633
   Office furnishings and fixtures                                                 568,546                552,882
   Assembly and manufacturing equipment                                            317,391                317,391
   Leasehold improvements                                                          134,869                132,326
   Automated assembly equipment                                                     71,300                 71,300
                                                                           -----------------     -------------------
                                                                                 1,566,739              1,548,532
   Less accumulated depreciation and amortization                               (1,033,800)              (811,041)
                                                                           -----------------     -------------------
                                                                           -----------------     -------------------
     Net property and equipment                                                    532,939                737,491
                                                                           -----------------     -------------------

OTHER ASSETS                                                                        32,558                 35,568
                                                                           -----------------     -------------------
                                                                         $         696,574     $        1,128,872
                                                                           =================     ===================



            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

   Accounts payable                                                      $          26,678     $            4,692
   Accrued liabilities                                                             156,706                120,983
                                                                           -----------------     -------------------
     Total current liabilities                                                     183,384                125,675
                                                                           -----------------     -------------------

DEFERRED REVENUES                                                                1,351,998                    -
                                                                           -----------------     -------------------

COMMITMENTS AND CONTINGENCIES (Notes 4, 5 and 6)                                     -                        -

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, $.001 par value; 5,000,000 shares authorized,
         no shares outstanding                                                        -                       -
   Common stock, $.02 par value; 50,000,000 shares authorized,
         12,449,440 and 12,356,440 shares outstanding, respectively                248,989                247,129
   Additional paid-in capital                                                   15,211,640             14,865,399
   Series D warrants to purchase common stock                                    1,954,452              1,954,452
   Deficit accumulated during the development stage                            (18,253,889)           (16,063,783)
                                                                           -----------------     -------------------
     Total stockholders' equity (deficit)                                         (838,808)             1,003,197
                                                                           -----------------     -------------------
                                                                        $          696,574    $         1,128,872
                                                                           =================     ===================

                      See accompanying notes to condensed consolidated financial statements.

        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                      (A Company in the Development Stage)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                   Three Months Ended                   Period from
                                                        -----------------------------------------       Inception to
                                                          September 30,         September 30,          September 30,
                                                              2000                   1999                   2000
                                                        ------------------    -------------------    -------------------
REVENUES:
   Technology fees and licensing revenues            $            74,002   $              -       $          3,898,002
   Development fees and related services                          45,203                170,282              2,698,265
   Net product sales                                                -                      -                   748,228
                                                        ------------------    -------------------    -------------------
     Total revenues                                              119,205                170,282              7,344,495
                                                        ------------------    -------------------    -------------------

COST OF REVENUES:
   Cost of development fees and related services                  26,771                140,451              1,937,430
   Cost of product sales                                            -                      -                   536,002
                                                        ------------------    -------------------    -------------------
     Total cost of revenues                                       26,771                140,451              2,473,432
                                                        ------------------    -------------------    -------------------
     Gross margin                                                 92,434                 29,831              4,871,063
                                                        ------------------    -------------------    -------------------

OPERATING EXPENSES:
   Selling, general and administrative                           695,837                635,691             16,448,106
   Research and development                                      326,472                173,604              5,947,443
   Write-off of operating assets                                    -                     -                  1,280,557
                                                        ------------------    -------------------    -------------------
     Total operating expenses                                  1,022,309                809,295             23,676,106
                                                        ------------------    -------------------    -------------------

LOSS FROM OPERATIONS                                            (929,875)              (779,464)           (18,805,043)
                                                        ------------------    -------------------    -------------------
OTHER INCOME (EXPENSE):
   Interest income                                                 6,897                 11,200                541,125
   Interest expense                                                -                      -                    (23,658)
   Other income                                                    3,022                    533                 61,856
                                                        ------------------    -------------------    -------------------

     Total other income, net                                       9,919                 11,733                579,323
                                                        ------------------    -------------------    -------------------

NET LOSS                                                        (919,956)              (767,731)           (18,225,720)
LESS PREFERENCE STOCK DIVIDENDS                                     -                      -                   (28,169)
                                                        ------------------    -------------------    -------------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
                                                     $          (919,956)  $           (767,731)  $        (18,253,889)
                                                        ==================    ===================    ===================
BASIC AND DILUTED NET LOSS PER COMMON SHARE          $              (.07)  $             (.06)
                                                        ==================    ===================
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                  12,404,956             12,356,440
                                                        ==================    ===================

     See accompanying notes to condensed consolidated financial statements.

        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                      (A Company in the Development Stage)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)


                                                                   Nine Months Ended                    Period from
                                                        -----------------------------------------       Inception to
                                                          September 30,         September 30,          September 30,
                                                              2000                   1999                   2000
                                                        ------------------    -------------------    -------------------
REVENUES:
   Technology fees and license revenues              $           148,002   $          3,750,000   $          3,898,002
   Development fees and related services                         318,384                949,591              2,698,265
   Net product sales                                                -                      -                   748,228
                                                        ------------------    -------------------    -------------------
     Total revenues                                              466,386              4,699,591              7,344,495
                                                        ------------------    -------------------    -------------------
COST OF REVENUES:
   Cost of development fees and related services                 224,062                770,455              1,937,430
   Cost of product sales                                            -                      -                   536,002
                                                        ------------------    -------------------    -------------------
     Total cost of revenues                                      224,062                770,455              2,473,432
                                                        ------------------    -------------------    -------------------
     Gross margin                                                242,324              3,929,136              4,871,063
                                                        ------------------    -------------------    -------------------
OPERATING EXPENSES:
   Selling, general and administrative                         1,755,566              2,137,167             16,448,106
   Research and development                                      706,338                562,429              5,947,443
   Write-off of operating assets                                    -                     6,268              1,280,557
                                                        ------------------    -------------------    -------------------
     Total operating expenses                                  2,461,904              2,705,864             23,676,106
                                                        ------------------    -------------------    -------------------
INCOME (LOSS) FROM OPERATIONS                                 (2,219,580)             1,223,272             (18,805,043)
                                                        ------------------    -------------------    -------------------
OTHER INCOME (EXPENSE):
   Interest income                                                20,975                 53,324                541,125
   Interest expense                                                 -                      -                   (23,658)
   Other income                                                    8,499                  2,750                 61,856
                                                        ------------------    -------------------    -------------------

     Total other income, net                                      29,474                 56,074                579,323
                                                        ------------------    -------------------    -------------------

LESS PREFERENCE STOCK DIVIDENDS                                     -                      -                    (28,169)
                                                        ------------------    -------------------    -------------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS  $        (2,190,106)  $          1,279,346   $         (18,253,889)
                                                        ==================    ===================    ===================

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON
   SHARE                                             $              (.18)  $                .10
                                                        ==================    ===================
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                  12,374,287             12,365,910
                                                        ==================    ===================

     See accompanying notes to condensed consolidated financial statements.

        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                      (A Company in the Development Stage)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                         Net Increase (Decrease) in Cash


                                                                          Nine Months Ended                    Period from
                                                                 -------------------------------------         Inception to
                                                                  September 30,        September 30,            September 30,
                                                                       2000                1999                     2000
                                                                 -----------------    ----------------     -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                          $       (2,190,106)  $       1,279,346     $         (18,225,720)
   Adjustments to reconcile net income (loss) to net cash
     Depreciation and amortization                                       225,769             205,295                 1,566,339
     Allowance for doubtful accounts receivable                                -                   -                   125,800
     Common stock issued for services and compensation                    28,125                   -                   259,125
     Noncash consulting compensation expense                             253,581              97,126                   635,307
     Loss on disposition of assets                                             -               8,268                 1,281,848
     Changes in operating assets and liabilities:
       Accounts receivable                                                89,962             274,116                   (45,412)
       Unbilled receivables on contracts                                       -             142,414                         -
       Inventories                                                             -               2,520                         -
       Prepaid expenses and other                                         24,543               4,614                   (12,326)


       Amounts due from related parties                                    1,745              12,949                    (1,400)
       Other assets                                                            -                   -                   (27,000)
       Accounts payable                                                   21,986              (8,515)                   26,678
       Accrued liabilities                                                95,099            (221,031)                  216,082
       Deferred revenues                                               1,351,998          (3,750,000)                1,351,998
                                                                 -----------------    ----------------     -------------------
         Net cash used in operating activities                           (97,298)          (1,952,898)             (12,848,681)
                                                                 -----------------    ----------------     -------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                    (18,208)            (19,936)               (2,937,056)
   Purchase of short-term investments                                          -                   -                  (356,146)
   Proceeds from the sale of assets                                            -                   -                     6,517
                                                                 -----------------    ----------------     -------------------
         Net cash used in investing activities                           (18,208)            (19,936)               (3,286,685)
                                                                 -----------------    ----------------     -------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                                  7,020                   -                12,494,821
   Proceeds from issuance of common stock warrants                             -                   -                 1,777,952
   Proceeds from collection of stock subscriptions                             -              74,400                   413,700
   Proceeds from issuance of preferred stock                                   -                   -                 1,164,001
   Proceeds from issuance of redeemable
     Preference stock                                                          -                   -                   240,000
   Payments on redeemable preference stock
     And dividends                                                             -                   -                  (268,169)
   Net borrowings on stockholder loans                                         -                   -                   385,000
                                                                 -----------------    ----------------     -------------------
         Net cash provided by financing activities                         7,020              74,400                16,207,305
                                                                 -----------------    ----------------     -------------------

NET INCREASE (DECREASE) IN CASH                                         (108,486)         (1,898,434)                   71,939
                                                                 -----------------    ----------------     -------------------
CASH AT END OF THE PERIOD                                     $           71,939   $         581,649   $                71,939
                                                                 =================    ================     ===================

      See accompanying notes to condensed consolidated financial statements

        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                      (A Company in the Development Stage)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(1)      Interim Condensed Consolidated Financial Statements

         The accompanying condensed consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of the dates and for the periods presented herein have been made.

         Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 1999 Annual Report on Form 10-KSB/A. The results of operations for the three and nine months ended September 30, 2000, are not necessarily indicative of the operating results that may result for the full fiscal year ending December 31, 2000. The accounting policies followed by the Company are set forth in Note 1 to the Company's consolidated financial statements in its December 31, 1999 Annual Report on Form 10-KSB/A and in Notes 6 and 7 below.

(2)      Basic and Diluted Net Income (Loss) Per Common Share

         Net loss per common share is based on the weighted average number of common shares outstanding. Stock options, warrants and preferred shares prior to conversion are not included in the calculation of net loss per common share because their inclusion would be antidilutive, thereby reducing the net loss per common share. Therefore, there is no difference between basic and diluted net loss per common share for the periods presented in which the Company incurs net losses. Basic and diluted net income per common share are equivalent for the three and nine months ended September 30, 2000 due to the minimal impact from outstanding options and warrants. The Company has common stock options and warrants outstanding at September 30, 2000 that, if exercised, would result in the issuance of an additional 6,307,120 shares of common stock.

(3)      Common Stock Warrants

         The Company currently has 773,333 warrants (the "SHPI Warrants") outstanding that were originally granted in exchange for cancellation of certain royalty obligations which are exercisable for the same number of shares of the Company at $2.00 per share. The SHPI Warrants expire on December 31, 2002. In July 2000, the Company entered into arrangements with two of the SHPI Warrant holders who are also employees of the Company whereby the expiration date of 500,000 of the SHPI Warrants was extended to June 30, 2004. The SHPI Warrant extension was in consideration for the employees executing non-compete agreements and entering into one year employment agreements.

(4)      Employment Agreement

         The Company entered into an employment arrangement effective June 12, 2000, with an individual to provide management, patent and product development related services to the Company. This arrangement provides for among other employee benefits, a three-year term of employment at a beginning annual compensation of $165,000, and options to acquire 100,000 shares of common stock at $1.125 per share.

         The Company entered into an employment arrangement effective September 26, 2000, with an individual to provide management, technical services and product development services to the Company. This arrangement provides for, among other employee benefits, a three-year term of employment at a beginning annual compensation of $165,000 and options to acquire 100,000 shares of common stock at $1.5625 per share.

(5)      Issuance of Common Stock and Stock Options

         In conjunction with the new employment arrangement effective June 12, 2000 discussed in Note 4, the board of directors of the Company authorized the issuance of 25,000 shares of restricted common stock to the officer. The issuance of these shares of common stock was accounted for at fair market value as of June 12, 2000 for a total value of $28,125. This amount was recorded as compensation expense in the quarter ended June 30, 2000.

         In March and June 2000, we granted to the non-executive members of our board of directors stock options to acquire a total of 24,000 shares of our common stock. These stock options were granted in equal quarterly installments at exercise prices of $2.00 in March 2000, and $1.125 in June 2000.

         Effective June 19, 2000, the Company entered into an agreement with a consulting firm located in the United Kingdom for the performance of certain public relations activities. As compensation for these services, the consulting firm was issued options to purchase 10,000 shares of the Company's common stock at $1.125 per share. These options have been valued at $8,337 using the Black-Scholes option pricing model and have been reflected as consulting expense in the consolidated financial statements for the quarter ended June 30, 2000.

         In 1993, the Company entered into an agreement with an individual to reimburse certain expenses incurred by that individual in connection with the Company's acquisition of certain intellectual property and related assets. Subsequently a dispute arose over such expenses and as of June 30, 2000, the Company accrued $101,098 as a liability. Thereafter, the Company reached an agreement with this individual whereby the Company would issue to the individual 50,000 shares of common stock as full and final settlement of the claims he may have against the Company. On August 29, 2000, the Company issued 50,000 shares of restricted common stock in full settlement of the claim. The stock closing price on August 29, 2000 was $1.1875, resulting in total consideration of $59,375. Accordingly, consulting expense was reduced by $41,723 in the quarter ended September 30, 2000.

         In July 2000, the Company granted stock options to acquire 50,000 shares of the Company's common stock at an exercise price of $1.625 per share to the Company's chief financial officer.

         In August 2000, stock options to acquire 18,000 shares of the Company's common stock at $.39 per share were exercised by a former employee and director of the Company.

         In August 2000, options to purchase 1,074,310 shares of the Company's common stock expired.

         In August 2000, the Company granted to two of the non-executive members of the Company's board of directors stock options to acquire a total of 8,000 shares of the Company's common stock at an exercise price of $1.00 per share. In August 2000, the Company also granted fully vested stock options to acquire 50,000 shares of the Company's common stock at an exercise price of $1.00 per share to a newly appointed director as compensation for service on the Company's board.

         In September 2000, the Company granted stock options to acquire a total of 846,810 shares of the Company's common stock at exercise prices of between $1.25 and $2.00 per share. Options to acquire 469,810 shares were granted to Company employees and directors, including the Company's president, who received options to acquire 300,000 shares at an exercise price of $2.00 per share, a non-executive director, who received options to acquire 20,000 shares at an exercise price of $2.00 per share and the Company's newly hired vice president and chief technical officer, who received options to acquire 100,000 shares at an exercise price of $1.5625 per share. Options to acquire 320,000 shares were granted to non-employees and 57,000 shares to an employee at exercise prices of $1.25 and $2.00 per share, respectively. The options to non-employees have been valued at $245,244 using the Black-Scholes option pricing model and have been reflected as compensation expense in the accompanying consolidated financial statements for the periods ended September 30, 2000.

(6)  Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for the Company's fiscal year beginning 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that the Company recognize all derivative instruments as either assets or liabilities in the condensed consolidated balance sheet and measure those instruments at fair value. The Company does not expect the adoption of SFAS 133, as amended, to have a material impact on the Company's results of operations, financial position or liquidity.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin Number 101 ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The subsequent issuance of SAB 101A and SAB 101B has deferred the effective date of SAB 101 until the fourth quarter of 2000. The Company does not expect the adoption of SAB 101 to have a material impact on the Company's results of operations, financial position or liquidity.

(7)      Development and License Agreement

         In November 1999, the Company and The Kendall Company, a division of Tyco Healthcare Group LP ("Kendall") entered into a Development and License Agreement (the "Kendall Agreement") relating to one application of the Company's safety needle technology in the production of a line of safety medical needle products, including six syringe products and five other safety needle products. The effective date of the Kendall Agreement was subject to certain approvals that were obtained on March 29, 2000. On April 12, 2000, the Company received a $1,500,000 payment less $35,044 representing the Company's share of certain patent filing costs. The Company will receive an additional $1,000,000 upon the sale of commercial quantities of products (as defined in the agreement) or 30 months from the effective date of the agreement, whichever comes first. These payments, totaling approximately $2,500,000, are in exchange for the Company assigning to Kendall the FlexLoc(R) and ReLoc(TM) trademarks and two related patents. The assignment of the patent rights to Kendall is subject to a pre-existing license agreement and the retention by the Company of an exclusive, royalty free worldwide license in a number of strategic product areas. The Kendall Agreement also provides for the Company to receive development fees and ongoing royalties, including minimum royalty payments totaling $2,500,000 during the period commencing upon the sale of commercial quantities of products and the third anniversary thereof. Kendall has the right to cancel its unaccrued obligations under the Kendall Agreement upon 15 days written notice and by assigning the patents to the Company. It is anticipated that Kendall will manufacture all products that are subject to the Kendall Agreement.

         In accordance with SAB 101, "Revenue Recognition in Financial Statements" as issued by the Securities and Exchange Commission, the technology payments provided for in the agreement will be recognized as revenue over the estimated period for which the Company will receive economic benefit. Revenue recognition for the $2,500,000 of payments will be based on the relative fair values of the various products covered by the Kendall Agreement on a straight-line basis over the estimated economic lives of those products. The $1,500,000 payment received by the Company on April 12, 2000 is non-refundable and the additional $1,000,000 is receivable upon commercialization of the first product subject to the Kendall Agreement or 30 months from the effective date of the agreement, whichever comes first. Accordingly, in compliance with SAB 101, the Company is recognizing technology and licensing revenue at a rate of $24,667 per month which began in April 2000. The effect of treating revenue in this manner has been to defer, as of September 30, 2000, revenue of $1,351,998. Were the revenue not deferred stockholder equity would have been increased by that amount.

========================================  =====================================
You should rely only on the
information provided in this
prospectus or any prospectus
supplement. We have not authorized
anyone else to provide you with
different information. We are not
making an offer of these securities in
any state where the offer is not
permitted. You should not assume that                    4,382,120 Shares
the information in this prospectus or                     of Common Stock
any prospectus supplement is accurate
as of any date other than the date on
the front of those documents.

        ----------------------

           TABLE OF CONTENTS
                                                            SPECIALIZED
                                     Page                 HEALTH PRODUCTS
                                                       INTERNATIONAL, INC.
Risk Factors                          2
Forward Looking Statements            6
Use Of Proceeds                       7
Market For Common Equity And Related
  Stockholder Matters                 7
Management's Discussion And Analysis
  Or Plan Of Operation                8                    ____________
Description Of The Business          13
Description Of Property              23                     PROSPECTUS
Legal Proceedings                    23                    ____________
Directors, Executive Officers,
  Promoters And Control Persons      23
Executive Compensation               25
Security Ownership Of Certain
  Beneficial Owners And Management   27
Description Of Securities            29
Certain Relationships And Related
  Transactions                       30
Selling Security Holders             31
Plan Of Distribution                 32
Legal Matters                        33
Experts                              33
Available Information                34
Financial Statements                F-1

        ----------------------

Until 90 days  after  the date of this
Prospectus,  all  dealers  that effect
transactions   in  these   securities,
whether or not  participating  in this
offering, may be required to deliver a
prospectus.  This  is in  addition  to
dealers'   obligation   to  deliver  a
prospectus when acting as underwriters
and  with   respect  to  their  unsold
allotments or subscriptions.
========================================  =====================================
========================================  =====================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

         Section 145 of the Delaware General Corporation Law permits us to indemnify our directors, officers, employees and agents, subject to limitations imposed by the Delaware General Corporation Law. Article XI of our Bylaws and Article Ninth of our Certificate of Incorporation require us to indemnify officers, employees and agents to the full extent permitted by the Delaware General Corporation Law. We have also entered into indemnity agreements with our officers pursuant to which we have agreed to indemnify them. The indemnity agreements require payment of any amount which an indemnitee is legally obligated to pay because of claims relating to his or her service as an officer, although in some circumstances indemnification would be discretionary. The indemnity agreements also provide that we will have the burden of proving that the applicable standard of conduct has not been met. However, we are not obligated to make any payment prohibited by law or to pay where payment is made to an indemnitee under an insurance policy or otherwise.

         Our Bylaws, Certificate of Incorporation and indemnity agreements expand our indemnity obligations to the full extent permitted by law. While Delaware law contemplates some expansion of indemnification beyond what is specifically authorized by the Delaware General Corporation Law, the courts have not yet established the boundaries of permissible indemnification.

         Our directors and officers are also covered by director and officer liability insurance coverage.

Item 25. Other Expenses Of Issuance And Distribution

         The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this Registration Statement:

      Securities and Exchange Commission registration fee........     $1,301
      Blue Sky fees and expenses.................................         --
      Printing and shipping expenses.............................      1,000
      Legal fees and expenses....................................     10,000
      Accounting fees and expenses...............................     15,000
      Transfer Agent and Miscellaneous fees .....................      1,000
                                                                 --------------
                 Total...........................................    $28,301
                                                                ==============
     ---------------
     * All expenses are estimated except the Commission filing fee.

Item 26. Recent Sales Of Unregistered Securities

         In January 1998, we completed a private placement wherein we raised gross proceeds of $5,220,000 and approximate net proceeds of $4,948,500 through an offering of units solely to accredited investors without general solicitation for $2.00 per unit. As part of the private placement terms, we also cancelled outstanding Series C Warrants and issued an additional 256,598 shares of common stock and 769,787 Series D Warrants to certain accredited investors who had previously invested in a private placement we conducted in 1997. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         Under the requirements imposed by the private placement referenced in the prior paragraph, in January 1998 Dr. Gale H. Thorne, who was then acting as a director and vice-president, released us from certain royalty obligations relating to products we were attempting to commercialize in consideration for warrants to acquire 750,000 shares of our common stock that we granted to Dr.

Thorne and his assigns. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In January 1998 we also issued 25,000 shares of common stock and 25,000 Series D Warrants to (i) an unaffiliated accredited advisor for services rendered, (ii) 175,000 Series D Warrants to a different unaffiliated accredited advisor for services rendered, and (iii) 50,000 warrants to an executive officer a subsidiary in connection with the execution of an employment agreement. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In May 1998, we granted to an employee stock options to acquire 10,000 shares of common stock at $1.81 per share. The exercise price was the market price of the underlying common stock on the date of grant. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In July 1998, Series B Warrant holders exercised warrants to acquire 85,000 shares of our common stock for total proceeds of $170,000. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In 1998, we granted to two members of our board of directors stock options to acquire 20,000 shares of our common stock. These stock options were granted in equal quarterly installments at exercise prices of $1.75, $1.63, $1.25 and $1.25 per share, respectively. In 1998, we granted two employees stock options to acquire a total of 15,000 shares of our common stock at exercise prices ranging from $1.81 to $2.06 per share. The exercise prices of the above options were equal to the quoted market prices of the underlying common stock on the date of grant. The securities were issued under Rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In 1999, the Company granted to 4 non-executive members of our board of directors stock options to acquire a total of 64,000 shares of common stock. These stock options were granted in equal quarterly installments at an exercise price of $2.00. In 1999, we also granted employees stock options to acquire a total of 190,000 shares of our common stock at an exercise price of $2.00 per share. The exercise prices were greater than the quoted market prices of the underlying common stock on the date of grant. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In January 2000, we granted employees stock options to acquire a total of 299,000 shares of common stock at an exercise prices of $2.00 per share and granted to an employee options to acquire 100,000 shares of common stock at an exercise price of $1.125 per share. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In March and June 2000, we granted to the non-executive members of our board of directors stock options to acquire a total of 24,000 shares of our common stock. These stock options were granted in equal quarterly installments at exercise prices of $2.00 in March 2000, and $1.125 in June 2000. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In June 2000, we granted to an officer 25,000 shares of common stock as part of a new employment arrangement. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In June 2000, the Company entered into an agreement with a consulting firm located in the United Kingdom for the performance of certain public relations activities. As compensation for these services, the consulting firm was issued options to purchase 10,000 shares of the Company's common stock at $1.125 per share. The securities were issued under Rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In June 2000, we granted to an officer stock options to acquire 100,000 shares of common stock at an exercise price of $1.125 per share. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an uderwriter in connection with the transactions.

         In July 2000, we granted stock options to acquire 50,000 shares of common stock at an exercise price of $1.625 per share to the an employee. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In August 2000, stock options to acquire 18,000 shares of common stock at $.39 per share were exercised by a former employee and director of the Company. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In August 2000, we granted to two of the non-executive members of our board of directors stock options to acquire a total of 8,000 shares of our common stock at an exercise price of $1.00 per share. These stock options were granted as part of the quarterly compensation to these non-executive directors for service on our board of directors. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In August 2000, the Company granted stock options to acquire 50,000 shares of the Company's common stock at an exercise price of $1.00 per share to a newly appointed director as compensation for service on our board of directors. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In 1993, we entered into an agreement with an entity and certain individuals to acquire certain intellectual property and related assets. Subsequently a dispute arose over whether the total consideration had been paid by us. The initial claim for additional consideration was $101,098. We reached an agreement with the accredited individual making the claim and in August 2000 we issued to the individual 50,000 shares of restricted common stock as full and final settlement of claims he may have against us. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In September 2000, we granted stock options to acquire a total of 846,810 shares of our common stock at exercise prices ranging between $1.25 and $2.00 per share. Options to acquire 469,810 shares were granted to employees and directors, including our president who received options to acquire 300,000 shares at an exercise price of $2.00 per share, a non-executive director, who received options to acquire 20,000 shares at an exercise price of $2.00 per share and the newly hired vice president and chief technical officer, who received options to acquire 100,000 shares at an exercise price of $1.5625 per share. Options to acquire 320,000 shares were granted accredited persons and entities for services rendered and 57,000 shares to an employee at exercise prices of $1.25 and $2.00 per share, respectively. The options to non-employees have been valued at $245,244 using the Black-Scholes option pricing model and have been reflected as compensation expense in the consolidated financial statements for the period ended September 30, 2000. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

         In December 2000, we completed a private placement wherein we raised gross proceeds of $600,000 through an offering of convertible promissory notes solely to accredited investors without general solicitation. The notes are convertible, at the sole election of the note holder, into our $.02 par value common stock at a conversion rate of $1 per share on or before December 31, 2000. For each share of common stock received upon conversion, the note holder shall receive a Series E Warrant. The Series E Warrants are exercisable at $1.50 per share and expire on June 30, 2001. The securities were issued under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. We did not use an underwriter in connection with the transactions.

Item 27. Exhibits Index

EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
-----------                        ----------------------

3(i).1      Restated Certificate of Incorporation of the Company.

EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
-----------                        ----------------------

3(i).2 Certificate of Amendment of Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3(i).2 of the Company's Form 10-K, dated December 31, 1996).

3(i).3 Articles of Incorporation of Specialized Health Products, Inc. ("SHP") (Incorporated by reference to Exhibit 3(i).2 of the Company's Form 10-K, dated December 31, 1995)

3(i).4 Articles of Amendment of SHP (Incorporated by reference to Exhibit 3(i).3 of the Company's Form 10-K, dated December 31, 1995)

3(ii).1 Second Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3(ii).1 of the Company's Annual Report on Form 10-K, dated December 31, 1997)..

3(ii).2 Bylaws of SHP (Incorporated by reference to Exhibit 3(ii).2 of the Company's Form 10-K, dated December 31, 1995)

5.1*        Opinion of Blackburn & Stoll, LC

10.1 Form of Employment Agreement with David A. Robinson (Incorporated by reference to Exhibit 10.3 of the Company's Form 10-K, dated December 31, 1995)

10.2 Form of Indemnity Agreement with Executive Officers and Directors (Incorporated by reference to Exhibit 10.4 of the Company's Form 10-K, dated December 31, 1995)

10.3        Form of Confidentiality Agreement (Incorporated by reference to
            Exhibit 10.5 of the Company's Form 10-K, dated December 31, 1995)

10.4 Distribution Agreement between SHP and Becton, Dickinson and Company (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, dated August 26, 1996)

10.5 License Agreement between SHP and Becton, Dickinson and Company (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, dated June 4, 1997)

10.6 Distribution and License Agreement between SHP and Johnson and Johnson Medical, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, dated December 22, 1997)

10.8 Specialized Health Products International, Inc. 2000 Stock Option Plan (Incorporated by reference to Exhibit 10.7 of the Company's Quarterly Report on Form 10-QSB, dated June 30, 2000)

21.1        Schedule of subsidiaries.

23.1        Consent of Arthur Andersen LLP

23.2*       Consent of Blackburn & Stoll, LC (included in Exhibit 5.1 hereto)

24.1        Powers of Attorney (included in Part II of this Registration
            Statement)
---------------
* To be filed by amendment.

Item 28. Undertakings

         The registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act of

         1933; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on December 20, 2000.

                            SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. (Registrant)

                            By /s/ David A. Robinson
                               ------------------------------------------------
                            David A. Robinson,
                            President, Chief Executive Officer and Director

         We the undersigned, directors and officers of Specialized Health Products International, Inc., do hereby severally constitute and appoint David
A. Robinson as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                       Title                           Date
      ---------                       -----                           ----

 /s/ David A. Robinson    President, Chief Executive Officer   December 20, 2000
------------------------  and Director (Principal Executive
David A. Robinson         Officer)


/s/ Paul Evans            Vice President, General Counsel      December 20, 2000
------------------------  and Director
Paul Evans


/s/ Keith L. Merrell      Chief Financial Officer (Principal   December 20, 2000
------------------------  Financial Officer), Vice President
Keith L. Merrell          Finance and Investor Relations


/s/ Robert R. Walker      Director                             December 20, 2000
------------------------
Robert R. Walker